                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            COLLEGIATE PACIFIC INC.,

                             BOO ACQUISITION CORP.,

                           KESSLERS SPORT SHOP, INC.,

                                  BOB DICKMAN,

                                  PHIL DICKMAN,

                                   DAN DICKMAN

                                       AND

                                  FLOYD DICKMAN

                                FEBRUARY 9, 2004

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                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
ARTICLE 1                  SALE OF ASSETS.......................................................................     1

               Section 1.1.        Assets to be Sold............................................................     1
               Section 1.2.        Excluded Assets..............................................................     2

ARTICLE 2                  ASSUMPTION OF LIABILITIES............................................................     3

               Section 2.1.        Liabilities Assumed by Buyer.................................................     3
               Section 2.2.        Liabilities Not Assumed by Buyer.............................................     3

ARTICLE 3                  PURCHASE PRICE AND PAYMENT...........................................................     4

               Section 3.1.        Purchase Price...............................................................     4
               Section 3.2.        Payment of Purchase Price....................................................     4
               Section 3.3.        Purchase Price Adjustment....................................................     5
               Section 3.4.        Purchase Price Allocation....................................................     6

ARTICLE 4                  CLOSING..............................................................................     6

               Section 4.1.        Closing......................................................................     6
               Section 4.2         Intervening Litigation.......................................................     6

ARTICLE 5                  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS........................     7

               Section 5.1.        Organization and Qualification...............................................     7
               Section 5.2.        Authorization and Noncontravention...........................................     7
               Section 5.3.        Articles of Incorporation and Bylaws.........................................     8
               Section 5.4         Financial Statements.........................................................     8
               Section 5.5         Employees....................................................................     9
               Section 5.6         Absence of Certain Changes...................................................     9
               Section 5.7         Contracts....................................................................    10
               Section 5.8         Government Contracts.........................................................    11
               Section 5.9         Title and Related Matters....................................................    11
               Section 5.10        Litigation...................................................................    12
               Section 5.11        Tax Matters..................................................................    12
               Section 5.12        Compliance with Law and Certifications.......................................    14
               Section 5.13        ERISA and Related Matters....................................................    14
               Section 5.14        Intellectual Property........................................................    17
               Section 5.15        Customer Warranties..........................................................    19
               Section 5.16        Products Liability...........................................................    19
               Section 5.17        Environmental Matters........................................................    19
               Section 5.18        Capital Expenditures and Investments.........................................    20
               Section 5.19        Dealings with Affiliates.....................................................    20
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
               Section 5.20        Insurance....................................................................    21
               Section 5.21        Accounts Receivable; Inventories.............................................    21
               Section 5.22        Brokerage....................................................................    22
               Section 5.23        Customers and Suppliers......................................................    22
               Section 5.24        Permits......................................................................    22
               Section 5.25        Utilities....................................................................    22
               Section 5.26        Improper and Other Payments..................................................    22
               Section 5.27        Projections..................................................................    22
               Section 5.28        Entire Investment in the Business; No Other Business.........................    22
               Section 5.29        Operations of Seller.........................................................    23
               Section 5.30        Tangible Property............................................................    24
               Section 5.31        Business Continuity..........................................................    24
               Section 5.32        Securities Laws Matters......................................................    24
               Section 5.33        Legend.......................................................................    25
               Section 5.34        Disclosure...................................................................    25

ARTICLE 6                  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT...................................    25

               Section 6.1.        Corporate Organization, Etc..................................................    25
               Section 6.2.        Capitalization...............................................................    25
               Section 6.3         Authorization, Etc...........................................................    26
               Section 6.4         No Violation.................................................................    26
               Section 6.5         SEC Filings..................................................................    26
               Section 6.6         Financial Statements.........................................................    27
               Section 6.7         Absence of Certain Changes...................................................    27
               Section 6.8         No Undisclosed Liabilities...................................................    27

ARTICLE 7                  COVENANTS OF SELLER AND THE SHAREHOLDERS.............................................    27

               Section 7.1         Regular Course of Business...................................................    27
               Section 7.2         Capital Changes..............................................................    28
               Section 7.3         Capital and Other Expenditures...............................................    28
               Section 7.4         Borrowing....................................................................    28
               Section 7.5         Other Commitments............................................................    28
               Section 7.6         Interim Financial Information and Audit......................................    28
               Section 7.7         Full Access and Disclosure...................................................    29
               Section 7.8         Tax Matters..................................................................    29
               Section 7.9         Fulfillment of Conditions Precedent..........................................    29

ARTICLE 8                  COVENANTS OF BUYER AND PARENT........................................................    29

               Section 8.1         Confidentiality..............................................................    29

ARTICLE 9                  OTHER AGREEMENT......................................................................    30

               Section 9.1         Agreement to Defend..........................................................    30
               Section 9.2         Further Assurances...........................................................    30
               Section 9.3         No Solicitation or Negotiation...............................................    30

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
               Section 9.4         No Termination of the Corporation's and the Sellers' Obligations by
                                   Subsequent Incapacity, Dissolution, Etc......................................    31
               Section 9.5         Deliveries After Closing.....................................................    31
               Section 9.6         Confidentiality..............................................................    31
               Section 9.7         Public Announcements.........................................................    31
               Section 9.8.        Preparation of Registration Statement; Other Filings.........................    32
               Section 9.9         Resale of Parent Common Stock................................................    32
               Section 9.10        AMEX Quotation...............................................................    33
               Section 9.11        Notification of Certain Matters..............................................    33
               Section 9.12        Noncompetition, Nonsolicitation and Confidentiality..........................    34
               Section 9.13        Expenses.....................................................................    36
               Section 9.14        Liability for Taxes..........................................................    36
               Section 9.15        Intercompany Transactions....................................................    37
               Section 9.16        Employees....................................................................    37
               Section 9.17        Insurance....................................................................    37
               Section 9.18        Supplements to Schedules.....................................................    37
               Section 9.19        Loss or Threatened Loss of Customer or Supplier..............................    37
               Section 9.20        Stock Options................................................................    37
               Section 9.21        Richmond, Indiana Lease......................................................    37
               Section 9.22        Name Change..................................................................    37
               Section 9.23        Rights to Refunds............................................................    38
               Section 9.24        Mail Received After Closing..................................................    38
               Section 9.25        Airplane Lease...............................................................    38

ARTICLE 10                 CONDITIONS TO THE OBLIGATIONS OF BUYER AND PARENT....................................    38

               Section 10.1        Representations and Warranties; Performance..................................    38
               Section 10.2        Consents and Approvals.......................................................    38
               Section 10.3        Opinion of the Corporation's and the Sellers' Counsel........................    38
               Section 10.4        No Material Adverse Change...................................................    38
               Section 10.5        No Proceeding or Litigation..................................................    39
               Section 10.6        Accounting Matters...........................................................    39
               Section 10.7        Condition of Assets..........................................................    39
               Section 10.8        Proceedings and Documents....................................................    39
               Section 10.9        Secretary's Certificate......................................................    39
               Section 10.10       Certificates of Good Standing................................................    39
               Section 10.11       Leases.......................................................................    39
               Section 10.12       Physical Inventory...........................................................    39
               Section 10.13       Employment Agreements........................................................    39
               Section 10.14       Termination of Affiliate Contracts...........................................    40
               Section 10.15       Creditor Consents............................................................    40
               Section 10.17       Escrow Agreement.............................................................    40
               Section 10.18       Other Documents..............................................................    40
               Section 10.19       Due Diligence................................................................    40
               Section 10.20       Proprietary Information, Nonsolicitation and Noncompete Agreements...........    40
               Section 10.20       Net Book Value of the Purchased Assets.......................................    40
               Section 10.21       Purchase Price Allocation....................................................    40
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
ARTICLE 11                 CONDITIONS TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS.............................    41

               Section 11.1        Representations and Warranties; Performance..................................    41
               Section 11.2        Consents and Approvals.......................................................    41
               Section 11.3        No Proceeding or Litigation..................................................    41
               Section 11.4        Secretary's Certificate......................................................    41
               Section 11.5        Employment Agreements........................................................    41
               Section 11.6        Escrow Agreement.............................................................    41
               Section 11.7        Proprietary Information, Nonsolicitation and Noncompete Agreements...........    41
               Section 11.8        No Parent Material Adverse Change............................................    41
               Section 11.9        Airplane Lease...............................................................    42
               Section 11.10       Opinion of Parent's and Buyer's Counsel......................................    42
               Section 11.11       Due Diligence................................................................    42

ARTICLE 12                 TERMINATION AND ABANDONMENT..........................................................    42

               Section 12.1        Methods of Termination.......................................................    42
               Section 12.2        Procedure Upon Termination...................................................    42

ARTICLE 13                 INDEMNIFICATION......................................................................    43

               Section 13.1        Survival.....................................................................    43
               Section 13.2        Limitations..................................................................    43
               Section 13.3        Indemnification by Seller and the Shareholders...............................    44
               Section 13.4        Indemnification by Buyer and Parent..........................................    44
               Section 13.5        Third-Party Claims...........................................................    45
               Section 13.6        Security for the Indemnification Obligation..................................    46

ARTICLE 1.                 MISCELLANEOUS PROVISIONS.............................................................    47

               Section 14.1        Amendment and Modification...................................................    47
               Section 14.2        Waiver of Compliance; Consents...............................................    47
               Section 14.3        Certain Definitions..........................................................    47
               Section 14.4        Notices......................................................................    55
               Section 14.5        Assignment...................................................................    56
               Section 14.6        Governing Law................................................................    56
               Section 14.7        Counterparts.................................................................    56
               Section 14.8        Headings.....................................................................    56
               Section 14.9        Entire Agreement.............................................................    56
               Section 14.10       Injunctive Relief............................................................    57
               Section 14.11       Delays or Omissions..........................................................    57
               Section 14.12       Severability.................................................................    57
               Section 14.13       Expenses.....................................................................    57
               Section 14.14       No Third Party Beneficiaries.................................................    57
               Section 14.15       Schedules....................................................................    57
               Section 14.16       No Strict Construction.......................................................    58
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
               Section 14.17       Waiver of Jury Trial.........................................................    58
               Section 14.18       CONSENT TO JURISDICTION; SERVICE OF PROCESS..................................    58

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                                    SCHEDULES

                                                                                                                 RESPONSIBILITY
SCHEDULE                                                                                                      ("SELLER" OR "BUYER")
--------                                                                                                      ---------------------
1.1(g)                       Motor Vehicles...............................................................           Seller
1.2(a)                       Excluded Motor Vehicles......................................................           Seller
1.2(b)                       Excluded Airplane and Related Receivables....................................           Seller
1.2(g)                       Tenant Security Deposits.....................................................           Seller
1.2(i)                       Sports Memorabilia...........................................................           Seller
1.2(j)                       Excluded Notes Receivable of Seller..........................................           Seller
2.1(b)                       Assumed Liabilities..........................................................           Seller
5.1                          Organization and Qualification...............................................           Seller
5.2(c)                       Authorization and Noncontravention...........................................           Seller
5.4(a)                       Financial Statements.........................................................           Seller
5.4(b)                       Indebtedness.................................................................           Seller
5.5                          Employees....................................................................           Seller
5.6                          Absence of Certain Changes...................................................           Seller
5.7(a)                       Contracts....................................................................           Seller
5.7(d)                       Outstanding Bids or Proposals................................................           Seller
5.8                          Government Contracts.........................................................           Seller
5.9(a)                       Title and Related Matters....................................................           Seller
5.9(c)                       Leases.......................................................................           Seller
5.9(d)                       Liens and Other Encumbrances.................................................           Seller
5.10                         Litigation...................................................................           Seller
5.11                         Tax Returns..................................................................           Seller
5.12(a)                      Compliance with Laws.........................................................           Seller
5.13                         ERISA Matters................................................................           Seller
5.14(a)                      Intellectual Property........................................................           Seller
5.14(b)                      Licenses.....................................................................           Seller
5.14(c)                      Liens on Intellectual Property...............................................           Seller
5.14(d)                      Claims.......................................................................           Seller
5.14(e)                      Infringement Matters.........................................................           Seller
5.14(f)                      Other Claims.................................................................           Seller
5.14(g)                      Contested Proceedings........................................................           Seller
5.14(i)                      Domain Names.................................................................           Seller
5.15                         Warranties...................................................................           Seller
5.16                         Products Liability...........................................................           Seller
5.17                         Environmental Matters........................................................           Seller
5.18                         Capital Expenditures.........................................................           Seller
5.19                         Affiliated Transactions......................................................           Seller
5.20                         Insurance and Claims.........................................................           Seller
5.21                         Accounts Receivable and Inventory............................................           Seller
5.23                         Customers and Suppliers......................................................           Seller
5.24                         Permits......................................................................           Seller
5.25                         Utilities....................................................................           Seller
5.26                         Improper and Other Payments..................................................           Seller
5.29                         Operations of Seller.........................................................           Seller
5.30                         Other Tangible Property......................................................           Seller
6.2                          Parent's Capitalization......................................................           Buyer

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
6.4                          Parent's Violations, Notices and Consents....................................           Buyer
7.1                          Authorized Payments..........................................................           Seller
10.20                        Purchased Assets and Assumed Liabilities as of December 31, 2003.............           Seller

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                                    EXHIBITS

                                                                                      RESPONSIBILITY
EXHIBIT                                                                            ("SELLER" OR "BUYER")
-------                                                                            ---------------------
1.1     Form of Bill of Sale, Assignment and Assumption Agreement...............           Buyer
3.2     Form of Escrow Agreement................................................           Buyer
10.1    Form of Officer's Certificate - Seller..................................           Buyer
10.3    Form of Opinion of Seller's and the Shareholder's Counsel...............           Buyer
10.4    Form of Certificate of Chief Financial Officer of Seller................           Buyer
10.6    Form of Accounting Certificate - Comfort Letter.........................           Buyer
10.9    Form of Secretary's Certificate - Seller................................           Buyer
10.11   Landlord Estoppel Letter................................................           Buyer
10.13   Form of Employment Agreement ...........................................           Buyer
10.20   Form of Proprietary Information, Nonsolicitation and
        Noncompete Agreement....................................................           Buyer
11.1    Form of Officer's Certificate - Buyer...................................           Buyer
11.4    Form of Secretary's Certificate - Buyer.................................           Buyer
11.8    Form of Certificate of Chief Financial Officer of Buyer.................           Buyer
11.10   Form of Opinion of Parent's and Buyer's Counsel.........................           Buyer

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

                                                                  EXECUTION COPY

         This ASSET PURCHASE AGREEMENT, dated as of February 9, 2004 (this "Agreement"), is by and among COLLEGIATE PACIFIC INC., a Delaware corporation ("Parent"), BOO ACQUISITION CORP., a Delaware corporation and direct wholly owned subsidiary of Parent ("Buyer"), KESSLERS SPORT SHOP, INC., an Indiana corporation ("Seller"), Bob Dickman ("BDickman"), Phil Dickman ("PDickman"), Dan Dickman ("DDickman"), and Floyd Dickman ("FDickman," and together with BDickman, PDickman and DDickman, the "Shareholders").

         The following recitals are true and constitute the basis for this
Agreement:

         A. Seller is in the business of manufacturing, designing, selling, installing and distributing sports equipment and related parts and supplies, as well as sports uniforms through telephonic orders, catalogues, direct sales and internet access (the "Business");

         B. Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, substantially all of the assets, properties and rights used by Seller in the operation of its Business, subject to certain liabilities, upon the terms and conditions of this Agreement;

         C. The Shareholders are the sole holders of all the issued and outstanding capital stock of Seller;

         D. As an inducement to Buyer to enter into this Agreement, each Shareholder has (i) approved this Agreement and (ii) agreed to, jointly and severally, guarantee all the obligations of the Seller hereunder on the terms and conditions provided herein; and

         E. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 14.3 below.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                 SALE OF ASSETS

                  SECTION 1.1 ASSETS TO BE SOLD. Except as otherwise provided in Section 1.2 below, at the Closing provided for in Article 4.1 below, Seller shall sell, assign, transfer and deliver to Buyer all of the assets, properties and rights of Seller of every type and description used in the Business, including real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties and rights used in the Business being hereinafter sometimes collectively called the "Purchased Assets"), including, without limitation:

                           (a)      those assets, properties and rights
reflected on the Pre-Closing Statement, including, but not limited to all cash, accounts receivable, inventory, sales accessories, parts, machinery, equipment, tools, computer hardware, software and data, furniture, leasehold improvements, fixtures, supplies, trademarks, tradenames and service marks, telephone and facsimile numbers, websites and

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                                                                  EXECUTION COPY

prepaids (subject to changes in the ordinary course of business therein through the Closing Date or otherwise referred to in this Agreement or any Schedule hereto);

                           (b)      Seller's list of customers and suppliers;

                           (c)      Seller's right to use the name "Kesslers,"
"Kesslers Sport Shop," "Kesslers Team Sports" and all variants thereof;

                           (d)      all of Seller's interest in and claims and
rights under Contracts, Permits, titles, copyrights and applications therefor which are referred to in this Agreement or any Schedule hereto (subject to changes therein through the Closing Date);

                           (e)      the books and records of Seller relating to
the Purchased Assets and Assumed Liabilities;

                           (f)      Seller's rights in all domain names used by
Seller;

                           (g)      the motor vehicles of Seller listed on
Schedule 1.1(g);

                           (h)      the goodwill of Seller; and

                           (i)      all other assets, properties, rights,
Claims, entitlements and business of every kind and nature owned or held by Seller, or in which Seller has an interest, on the Closing Date, known or unknown, fixed or unfixed, inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

In confirmation of the foregoing sale, assignment and transfer, Seller shall execute and deliver to Buyer at the Closing a Bill of Sale in the form of
Exhibit 1.1.

                  SECTION 1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the following assets shall not be included among the Purchased Assets and shall be excluded from the sale and transfer provided in this Agreement:

                           (a)      the motor vehicles of Seller listed on
Schedule 1.2(a);

                           (b)      the airplane and related assets of Seller
and all cash in Seller's separate checking account No. 019100635502 at First Bank - Richmond, the balance of which is approximately $11,000 as of the date of this Agreement, and accounts receivable related thereto, each of which is described on Schedule 1.2(b);

                           (c)      all real estate owned by Seller;

                           (d)      all life insurance policies owned or
obtained on behalf of Seller and all claims or rights under any such insurance policies (including the cash surrender value of those policies);

                           (e)      all equity or other ownership interests in
Sports, Inc. and the account receivable from Sports, Inc. as of December 31, 2003 in the amount of $73,000;

                           (f)      Seller's corporate franchise and tax
records, other than those related to the Purchased Assets and Assumed
Liabilities;

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                                                                  EXECUTION COPY

                           (g)      all security deposits from tenants of Seller
as of the Closing Date and listed on Schedule 1.2(g);

                           (h)      all Contracts which are not referred to in
this Agreement or on any Schedule hereto;

                           (i)      the sports memorabilia owned by Seller that
is non-essential to the operation of the Business to the extent the fair market value of which does not exceed $20,000, all as more particularly described on
Schedule 1.2(i); and

                           (j)      all notes receivable of Seller listed on
Schedule 1.2(j).

The specific assets described in this Section 1.2 are hereinafter sometimes collectively referred to as the "Excluded Assets."

                                    ARTICLE 2

                            ASSUMPTION OF LIABILITIES

                  SECTION 2.1 LIABILITIES ASSUMED BY BUYER. In partial payment of the Purchase Price, Buyer shall, subject to Section 2.2, assume, as of the Closing Date, the following liabilities and obligations of Seller to the extent existing on the Closing Date:

                           (a)      all liabilities of Seller reflected on the
Pre-Closing Statement;

                           (b)      all liabilities and obligations under
Contracts to which Seller is a party or by or to which it or its assets, properties or rights are bound or subject, but only insofar as are reflected in Schedules 2.1(b), 5.4(b), 5.8 or 5.30;

                           (c)      all liabilities and obligations of Seller
assumed or undertaken by Seller from the Financial Statement Date through the Closing Date in the ordinary course of business without violation of the provisions of Sections 5.6, 5.29 and 7.1; and

                           (d)      if the transactions contemplated hereby are
consummated, the reasonable fees and expenses of Seller's legal counsel, accountants and auditors.

The specific liabilities to be assumed by Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "Assumed Liabilities."

                  SECTION 2.2 LIABILITIES NOT ASSUMED BY BUYER. Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, nor in any way be liable or responsible for, any liabilities or obligations of Seller except as specifically provided in Section 2.1. Without limiting the generality of the foregoing, Buyer shall not assume the following:

                           (a)      except for the reasonable fees and expenses
of Seller's legal counsel, accountants and auditors if the transactions contemplated hereby are consummated, any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including without limitation on the foregoing, any Tax liability so arising;

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                                                                  EXECUTION COPY

                           (b)      any liability or obligation under Contracts
to which Seller is a party or by or to which it or its assets, properties or rights are bound or subject which are not described in Schedules 2.1(b), 5.4(b),
5.8 or 5.30 or which are entered into by Seller from the date hereof through the Closing Date but which are not in the ordinary course of business or which are otherwise in violation of the provisions of Section 5.6, 5.29 or 7.1;

                           (c)      except for accrued, but unpaid payroll Taxes
for the employees of Seller that are hired by Buyer, but only to the extent any such Taxes were not due and payable prior to Closing, liabilities with respect to Taxes, including any contractual liability with respect to Taxes of another Person, for any taxable period or portion thereof ending on or before the Closing Date;

                           (d)      other than as specifically described on
Schedule 5.19, any liability or obligation of Seller to the Shareholders or to their respective Affiliates;

                           (e)      any liability or obligation of Seller
arising out of or relating to any breach of a representation, warranty, covenant or agreement of Seller contained herein; or

                           (f)      any liability or obligation relating to any
severance payment, change of control payment or other payment or obligation any employee of Seller becomes entitled to as a result of the transaction contemplated hereby.

                                    ARTICLE 3

                           PURCHASE PRICE AND PAYMENT

                  SECTION 3.1 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be an amount equal to (a) $6,500,000 (as adjusted pursuant to Section 3.3 below); (b) the number of shares of fully paid and nonassessable shares of common stock, $0.01 par value per share, of Parent ("Parent Common Stock") equal to $7,250,000 divided by the lower of (i) the closing price of the Parent Common Stock on AMEX on the last trading day prior to the Closing Date or (ii) $8.00, and (c) the aggregate amount of the Assumed Liabilities on the Closing Date.

                  SECTION 3.2 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price by (a) payment to Seller as hereinafter provided (the "Purchase Payment") and (ii) the assumption by Buyer of the Assumed Liabilities. The Purchase Payment shall be paid by the Buyer as follows:

                           (a)      at the Closing, Buyer shall pay to Seller by
wire transfer in immediately available funds to an account designated by Seller at least 2 Business Days prior to the due date of such payment, an amount equal to $6,500,000 less $250,000 (the "Holdback Amount"). The Holdback Amount shall be payable, if at all, as provided in Section 3.3 below. Following the Closing Date, the parties shall determine the Net Book Value of the Purchased Assets as of the Closing Date and adjust the amount due, if any, to Seller by Buyer from the Holdback Amount, all pursuant to Section 3.3 below; and

                           (b)      at the Closing, Buyer shall cause its
transfer agent to issue in the name of Seller that number of fully paid and nonassessable shares of Parent Common Stock as determined under Section 3.1(b) above and concurrently therewith, (i) deposit the number of shares of Parent Common Stock equal to $250,000 divided by the lower of (i) the closing price of the Parent Common Stock on AMEX on the last trading day prior to the Closing Date or (ii) $8.00 (the "Escrow Stock") into an escrow account subject to the escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit
3.2 hereto and (ii) deliver the balance of the shares of Parent Common Stock to Seller per the written directions of Seller.

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                                                                  EXECUTION COPY

                  SECTION 3.3 PURCHASE PRICE ADJUSTMENT. (a) As soon as practicable but in any event within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller an audited balance sheet of the Purchased Assets and Assumed Liabilities dated as of December 31, 2003 (the "Proposed Closing Statement"), which Proposed Closing Statement shall (i) have been prepared by Buyer's accountants in accordance with GAAP, and (ii) set forth Buyer's calculation of the Net Book Value of the Purchased Assets as of December 31, 2003. Seller and its representatives shall have the right, during normal business hours and upon reasonable request, to review all work papers and procedures used to prepare the Proposed Closing Statement and to have reasonable access to Buyer's financial employees and accountants involved in the determination of the Proposed Closing Statement and shall have the right to perform reasonable procedures necessary to confirm the accuracy thereof.

                           (b)      The Proposed Closing Statement shall become
final and binding on Seller and Buyer unless Seller notifies Buyer in writing within 15 days after delivery of the Proposed Closing Statement and specifies therein the basis and reason for the dispute and the amount which is in dispute (the "Disputed Matters"). During a period of 10 days following the delivery of such notice, Buyer and Seller shall attempt to resolve any Disputed Matters. If, at the end of such 10 day period, Buyer and Seller shall have failed to reach agreement with respect to the Disputed Matters, the unresolved Disputed Matters shall be referred to BDO Seidman LLP or if such firm declines to act in such capacity, any such other firm of independent nationally recognized accountants chosen and mutually accepted by both parties (the "Independent Accountants") for resolution. Buyer and Seller shall provide the Independent Accountants with a written statement that includes their respective calculation of the Net Book Value of the Purchased Assets as of December 31, 2003, and the Independent Accountant's decision as to the Net Book Value of the Purchased Assets as of December 31, 2003 shall be communicated to the parties in writing. The Independent Accountants shall be instructed to use every reasonable effort to make its determination with respect to the Disputed Matters (the "Independent Accountant's Final Net Book Value Determination") within 30 days of the submission to it of the Disputed Matters. Buyer shall give the Independent Accountants, during normal business hours and upon reasonable request, access to all work papers and procedures used to prepare Buyer's determination of the Proposed Closing Statement and to Buyer's financial employees and accountants. The final determination of the Net Book Value of the Purchased Assets as of December 31, 2003 (the "Final Net Book Value of the Purchased Assets") shall be the Net Book Value of the Purchased Assets set forth in the Proposed Closing Statement as adjusted by any Disputed Matters resolved by the parties and by the Independent Accountant's Final Net Book Value Determination, if any, which shall be reflected on the Final Closing Statement (as defined below). Each of the parties shall bear their own respective costs and expenses incurred in connection with such determination, and one-half of the fees of the Independent Accountants shall be paid by Buyer and one-half by Seller. This provision for the resolution of any Disputed Matters shall be specifically enforceable by the parties and the decision of the Independent Accountants in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

                           (c)      Within 10 days after the completion of the
procedures set forth in Section 3.3(a) and 3.3(b) above, Buyer shall make any adjustments to the Proposed Closing Statement as required by Section 3.3(b) (the "Final Closing Statement"), and the final purchase price adjustment (the "Purchase Price Adjustment") shall be determined. The Purchase Price Adjustment shall be equal to the Estimated Final Net Book Value of the Purchased Assets minus the Final Net Book Value of the Purchased Assets; provided, however, that in no event shall the amount of the Purchase Price Adjustment exceed the product of (i) 10% and (ii) the Estimated Final Net Book Value of the Purchased Assets (the "Purchase Price Adjustment Cap"). The Purchase Price Adjustment, if any, shall be payable as follows:

                                    (i)      if the Purchase Price Adjustment is
a positive number, the Purchase Price Adjustment shall be paid by Seller to Buyer through a reduction to the Holdback Amount,

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and if the Purchase Price Adjustment exceeds the Holdback Amount, then, subject to the Purchase Price Adjustment Cap, the excess shall be paid by Seller to Buyer by wire transfer in immediately available funds and no portion of the Holdback Amount shall be due and payable by Buyer; or, alternatively

                                    (ii)     if the Purchase Price Adjustment is
a positive number, but less than the Holdback Amount, Buyer shall deduct the Purchase Price Adjustment from the Holdback Amount and pay the balance of the Holdback Amount to Seller by wire transfer in immediately available funds; or alternatively

                                    (iii)    if the Purchase Price Adjustment is
a negative number, then the entire Holdback Amount, but no amount in excess of the Holdback Amount, shall be paid by Buyer to Seller by wire transfer in immediately available funds.

         The payment of the Purchase Price Adjustment and the Holdback Amount, if any, by Buyer or Seller, as the case may be, shall be due and payable, along with all accrued interest thereon, on or before the 10th Business Day following the 10 day period referred to in this Section 3.3(c) above (the "Payment Due Date"). All amounts to be paid by either Seller or Buyer, as the case may be, to the other under this Section 3.3(c) shall bear interest at a rate equal to the "prime rate" of interest reported from time to time in the Wall Street Journal, Southwest Edition, in the "Money Rates" section or equivalent substitute section of such paper (the "Prime Rate"), from the period beginning on the Closing Date and ending on the Payment Due Date, and if not timely paid on or before the Payment Due Date, shall bear interest at the Prime Rate plus 6% from the Payment Due Date until paid in full.

                  SECTION 3.4 PURCHASE PRICE ALLOCATION. Prior to the Closing Date, Buyer and Seller shall mutually agree upon an allocation of the Purchase Price (and all other capitalized costs) among the Purchased Assets in accordance with Code Section 1060 and the Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) which allocation shall be binding upon Buyer, Parent, Seller, and the Shareholders. Buyer and Seller and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocation of the Purchase Price agreed to by the parties. Neither Parent, Buyer, Seller nor any Shareholder shall take any position (whether in audits, Tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

                                    ARTICLE 4

                                     CLOSING

                  SECTION 4.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article 12 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's counsel at a time agreed to by Buyer and Seller on the Business Day upon which all of the conditions set forth in
Article 10 and Article 11 to each of Buyer's, Parent's, Seller's and the Shareholders' obligations hereunder have been satisfied or waived (the "Closing Date"). "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City of Dallas and State of Texas.

                  SECTION 4.2 INTERVENING LITIGATION. If prior to the Closing Date any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby for a period of 15 days or longer, the Closing shall be adjourned at the option of either party for a period of not more than 30 days. If at the end of such 30 day period such injunction or Order shall not have been

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favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

                                    ARTICLE 5

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

         As of the date hereof and as of the Closing Date, each of Seller and BDickman, PDickman and DDickman, hereby jointly and severally (subject to the limitations on liability contained in Section 13.2 below) represent and warrant to Parent and Buyer, subject to such exceptions as are specifically disclosed in the schedules attached hereto supplied by Seller and the Shareholders to Parent and Buyer dated as of the date hereof and certified as complete and correct by the President of Seller and any updates or changes thereto pursuant to Section
9.18 below that are certified as complete and correct by the President of Seller (for the avoidance of doubt, if any section of the schedules discloses an item or information in such a way as to make its relevance to the disclosure required by another section of the schedules clearly apparent based on the substance of such disclosure, the mater shall be deemed to have been disclosed in such other section of the schedules, notwithstanding the omission of an appropriate cross-reference to such other section), as follows:

                  SECTION 5.1 ORGANIZATION AND QUALIFICATION. Seller (i) is duly organized, validly existing and in good standing under the laws of the State of Indiana, (ii) has all requisite corporate power to carry on its business as it is now being conducted, and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect. Seller does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 5.1. The Shareholders, directly or indirectly as set forth on Schedule 5.1, own beneficially and of record all of the issued and outstanding capital stock of Seller free and clear of any lien. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Seller any capital stock of Seller.

                  SECTION 5.2       AUTHORIZATION AND NONCONTRAVENTION.

                           (a)      Seller has full power and authority to enter
into this Agreement and the agreements contemplated hereby to which Seller is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and the Shareholders of Seller and no other corporate proceedings on any of their part are necessary to authorize this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby to be entered into by Seller each constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                           (b)      Each Shareholder is the sole owner of and
has full right, power and authority to vote the shares set forth opposite the signature line for such Shareholder's name below. Each Shareholder has full power and authority to enter into this Agreement and the agreements contemplated hereby to which such Shareholder is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby to be entered into by the Shareholders each constitute a legal, valid and binding obligation of the Shareholder who is a party thereto enforceable against such Shareholder in accordance with its terms.

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                           (c)      Except as set forth in Schedule 5.2(c)
hereto, the execution, delivery and performance by Seller and the Shareholders of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller and the Shareholders, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in the creation of any Lien upon Seller's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of Seller or any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Act), Order or Contract to which Seller, the Shareholders or their respective properties are subject. Each of the Shareholders and Seller has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

                  SECTION 5.3. ARTICLES OF INCORPORATION AND BYLAWS. The copies of the Articles of Incorporation and Bylaws of Seller, and all amendments to each, which have been delivered to Buyer are true, correct and complete and in effect as of the date hereof.

                  SECTION 5.4       FINANCIAL STATEMENTS.

                           (a)      Attached as Schedule 5.4(a) hereto are
unaudited consolidated year-end balance sheets of Seller as of December 31, 2001, 2002 and 2003 and statements of income of Seller for each of the fiscal years then ended (the "Financial Statements"). Such balance sheets fairly and accurately present the financial position of Seller at the respective dates thereof in accordance with GAAP applied on a consistent basis and such statements of income fairly and accurately present the results of operations for the periods referred to therein, in accordance with GAAP applied on a consistent basis, except that the Financial Statements have no notes attached thereto and do not have year-end audit adjustments (none of which would be material or recurring). The Financial Statements were prepared from the books and records of Seller. Seller does not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes. Seller has not in the past five (5) fiscal years written off any research and development costs, incurred any reorganization, restructuring or similar costs or changed the book value of any assets, liabilities or goodwill of any Subsidiary or business acquired by Seller. Seller does not have any obligation to make any additional Investments in any Person. All properties used in Seller's business operations during the period covered by the Financial Statements are reflected in the Financial Statements in accordance with and to the extent required by GAAP. The date of December 31, 2003, is herein referred to as the "Financial Statement Date." Further, as soon as possible after February 29, 2004, but in no event less than 5 Business Days prior to Closing, Seller shall deliver to Buyer an unaudited balance sheet of Seller as of February 29, 2004. The unaudited balance sheet as of February 29, 2004, shall be prepared in accordance with GAAP, in a manner consistent with the methodologies utilized in preparing the Financial Statements, including any adjustments made to the Financial Statements between the date hereof and the Closing Date.

                           (b)      Except as set forth in Schedule 5.4(b)
hereto, Seller does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to Seller, whether due or to become due or whether or not required to be reflected in the Financial Statements in accordance with GAAP), other than: (i) liabilities set forth in the December 31, 2003, balance sheet of Seller, or (ii) liabilities and obligations that have arisen after December 31, 2003, in the ordinary course of business (none of which is a liability resulting from breach of a Contract, Regulation, Order or warranty, tort, infringement or Claim).

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                           (c)      There is no Person that has Guaranteed, or
provided any financial accommodation of, any Indebtedness, obligation or liability of Seller or for the benefit of Seller for the periods covered by the Financial Statements other than as set forth in the Financial Statements. Seller's accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports

                  SECTION 5.5 EMPLOYEES. Schedule 5.5 sets forth the name and total compensation of each officer, director, employee, consultant or agent of Seller. Seller has conducted its business in compliance with all Regulations and Orders affecting employment and employment practices applicable to Seller, including the payment of wages and hours. Seller has no collective bargaining agreements and, since January 1, 1999, there have been no strikes, work stoppages nor any demands for collective bargaining by any union, labor organization or other Person. There is no dispute or controversy with any union or other organization of Seller's employees and no arbitration proceedings are pending or, to the Knowledge of Seller or the Shareholders, threatened involving a dispute or controversy affecting Seller. At the Closing, Seller will not have any liability or obligation to any of its current or former employees, officers or directors (including unaccrued year end bonuses) other than for the payment of salaries to be paid in the ordinary course of business. Seller has not taken any action, or failed to take any action, that has or would be reasonably likely to result in any Claim by an employee that has been constructively terminated or due severance payments. Upon the consummation of the transactions contemplated hereby and pursuant to the agreements referred to herein, Seller will not have any "change in control," bonus or other obligations to any of its employees, consultants or other Persons performing services for Seller.

                  SECTION 5.6 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5.6, since the Financial Statement Date, there has not been any: (a) Material Adverse Change in the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of Seller; (b) damage, destruction or loss, whether covered by insurance or not, having a cost of $25,000 or more, with regard to Seller's property and business; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of Seller's capital stock or securities convertible into or exchangeable for capital stock;
(d) redemption or other acquisition of capital stock or securities convertible into or exchangeable for capital stock by Seller or any payment of any stock appreciation right or other profit participation; (e) increase in the compensation payable to or to become payable by Seller to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of Seller; (f) entry by Seller into any material Contract not in the ordinary course of business, including without limitation, any borrowing from any new lender or in excess of the existing credit limits, or capital expenditure (except for the capital expenditures set forth in Schedule 5.18); (g) change by Seller in accounting methods or principles or any write-down, write-up or revaluation of any assets of Seller, except depreciation accounted for in the ordinary course of business and write downs of inventory which reflect the lower of cost or market and which are in the ordinary course of business and in accordance with GAAP; (h) failure by Seller to promptly pay and discharge current liabilities or agreement by Seller with any Person to extend the payment of any current liability; (i) Lien placed on any property of Seller other than Permitted Liens; (j) sale, assignment, transfer, lease, license or other placement of a Lien on any of Seller's tangible assets, except in the ordinary course of business consistent with past practice, or cancellation by Seller of any material debts or Claims; (k) sale, assignment, transfer, lease, license or other placement of a Lien on any Seller Intellectual Property or other intangible assets, disclosure by Seller of any material confidential information to any Person or abandoned or permitted to lapse any Seller Intellectual Property; (l) charitable contributions or pledges or commitments to make or pledge by Seller exceeding in the aggregate $10,000; or (m) agreements by Seller, whether orally or in writing, to do any of the foregoing.

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                  SECTION 5.7       CONTRACTS.

                           (a)      Except as set forth in Schedule 5.7(a)
hereto, Seller is not a party to any written or oral: (1) pension, profit sharing, option, employee stock purchase, stock appreciation right, phantom stock option or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 5.13 hereto), or any Contract with any labor union or labor group; (2) Contract relating to loans to officers, directors, any Shareholder or any of their Affiliates; (3) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of Seller; (4) Guarantee of any obligation; (5) Contract under which Seller has advanced or loaned, or agreed to advance or loan, any Person amounts in the aggregate exceeding $10,000; (6) Contract pursuant to which Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company; (7) warranty Contract with respect to its services rendered or its products sold or leased; (8) Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world; (9) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000; (10) Contracts with independent agents, brokers, dealers or distributors which provide for annual payments in excess of $25,000;
(11) employment, consulting, sales, distributorship, depository, management, commissions, advertising or marketing Contracts; (12) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations; (13) Contracts with Persons with which, directly or indirectly, a Shareholder also has a Contract; (14) Contract that requires the consent of any Person, or contains any provision that would result in a modification of any rights or obligation of any Person thereunder upon a change in control of Seller or which would provide any Person any remedy (including rescission or liquidated damages), in connection with the execution, delivery or performance of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (15) nondisclosure or confidentiality Contracts; (16) power of attorney or other similar Contract or grant of agency; (17) copyright licenses, royalty agreements or similar Contracts; (18) Contract with any labor union or association representing any employee; (19) Contracts for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of its assets or properties; (20) joint venture agreements relating to the assets, properties or business of Seller or by or to which it or its assets or properties are bound or subject; (21) Contracts under which Seller agrees to indemnify any Person or to share the tax liability of any Person; (22) any Contract providing Seller or any other Person with the exclusive provider of specified goods or services; (23) any Contract containing any "most favored nation" type provision; or (24) any other Contract which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually, excluding any purchase orders in the ordinary course of business.

                           (b)      Seller has performed in all material
respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any Claim of default or breach under any material Contract to which Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); Seller does not have any present expectation or intention of not fully performing all such obligations; neither Seller nor any Shareholder has any Knowledge of any breach or anticipated breach by the other Persons to any such Contract to which it is a party.

                           (c)      Seller has delivered to Buyer true and
complete copies of all the Contracts and documents listed in the schedules to this Agreement.

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                           (d)      Schedule 5.7(d) hereto sets forth a complete
and accurate list of each outstanding bid or proposal for business submitted by Seller in excess of $100,000.

                  SECTION 5.8       GOVERNMENT CONTRACTS. Except as set forth on
Schedule 5.8 hereto:

                           (a)      Seller is not a party to any Contract or
subject to any Regulation that would result in the termination of any Government Contract or that would impose any limitation on Seller's ability to perform a Government Contract or to continue its business as presently conducted and proposed to be conducted.

                           (b)      No payment has been made by Seller or by any
Person authorized to act on its behalf, to any Person in connection with any Government Contract of Seller, in violation of applicable United States or foreign procurement Regulations, including without limitation any criminal or civil Regulations relating to bribes or gratuities, or in violation of the Foreign Corrupt Practices Act.

                           (c)      With respect to each Government Contract to
which Seller is a party: (i) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective date, and Seller has complied with all such representations and certifications; (ii) neither any Governmental Entity nor any prime contractor, subcontractor or other Person has notified Seller, either orally or in writing, that Seller has breached or violated any Regulation, or any certificate, representation, clause, provision or requirement pertaining to such Government Contract; and (iii) no termination for convenience or termination for default has occurred within the last five (5) years and no cure notice or show cause notice is currently in effect pertaining to such Government Contract.

                           (d)      (i) Neither Seller nor any of its directors,
officers, employees or stockholders is (or during the last five (5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (ii) during the last five (5) years, Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Entity related to the same.

                           (e)      There exist (i) no outstanding Claims
against Seller, either by a Governmental Entity or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no disputes between Seller and the United States government under the Contract Disputes Act or any other federal Regulation or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

                           (f)      Neither Seller nor any of its directors,
officers, employees or stockholders is (or during the last five (5) years has been) suspended or debarred from doing business with the United States government or other Authority or is (or during such period was) the subject to a finding of nonresponsibility or ineligibility for United States government contracting.

                  SECTION 5.9       TITLE AND RELATED MATTERS.

                           (a)      Except as set forth in Schedule 5.9(a)
hereto, Seller has good and marketable title to all real and personal, tangible and intangible, property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, including, the Purchased Assets, free and clear of all Liens, except Permitted Liens, and all assets set forth on the Financial Statements or acquired after that date are free from defects (patent or latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and suitable for the purposes for which they presently are used and presently are proposed to be used. All

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properties used in Seller's business operations for the periods covered by the
Financial Statements are reflected in the Financial Statements in accordance with and to the extent required by GAAP, except as to those assets that are leased. Schedule 5.9(a) hereto sets forth a complete and accurate summary of all leased assets that have annual rental payments in excess of $5,000, describing the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby.

                           (b)      All Seller's leases are in full force and
effect, and valid and enforceable in accordance with their respective terms. Seller has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by Seller or any other Person under any lease. All rent and other amounts due and payable with respect to Seller's leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to Seller's leases that are due and payable on or prior to the Closing Date will have been paid prior to the Closing Date. Seller has received no written notice that the landlord with respect to any real property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

                           (c)      None of the assets belonging to Seller is or
will be on the Closing Date subject to any (i) Contracts of sale or lease except as set forth in Schedule 5.9(c), except Contracts for the sale of inventory in the ordinary and regular course of business or (ii) Liens, except for Permitted Liens and the Liens set forth in Schedule 5.9(d) hereto.

                           (d)      There has not been since the Financial
Statement Date and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by Seller of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by Buyer. Immediately after the Closing, Buyer will own, or have the unrestricted right to use, all of the Purchased Assets.

                  SECTION 5.10 LITIGATION. Schedule 5.10 hereto sets forth a true and complete list of all Claims and Orders involving Seller since January 1, 1999. Except as set forth in Schedule 5.10 hereto, to the Knowledge of Seller and the Shareholders, there is no Claim or Order threatened against Seller nor is there any reasonable basis therefor. Except as set forth on Schedule 5.10 hereto, Seller is fully insured with respect to each of the matters set forth on
Schedule 5.10 and Seller has not received any opinion or a memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or obligations which could have an adverse effect in excess of $25,000.

                  SECTION 5.11      TAX MATTERS.

                           (a)      Except as set forth on Schedule 5.11(a),
Seller has filed all Tax Returns required to be filed under applicable Regulations, all such Tax Returns are complete and correct and have been prepared in compliance with all applicable Regulations and Seller and each Shareholder has duly paid all Taxes due or claimed to be due by all Taxing Authorities. Seller has not requested any extension of time within which to file or send any Tax Return. All Taxes applicable for all periods prior to the date hereof have been paid or fully reserved against on the Financial Statements in accordance with GAAP and Seller has no liability, absolute or contingent, for the payment of any Tax under the Code or under the laws of any state or locality. From the date hereof until the Closing Date, Seller shall fully reserve on its financial statements all amounts necessary for the payment of all Taxes that have accrued up to and including the Closing Date. All Taxes which are required to be withheld or collected by Seller have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable law and all Forms W-2 and 1099 required with

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respect to such withholdings have been properly completed and timely filed.
Seller has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. There are no Liens for Taxes upon any property or assets of Seller, except for Liens for Taxes not yet due and payable. Seller has not executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. No Claim has ever been made by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Seller has not been a member of an affiliated group filing consolidated or combined federal, state, local or foreign income Tax Returns or has any liability for the Taxes of any other Person under Treasury regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of Seller, are correct and in compliance with the Code.

                           (b)      No issues have been raised that are
currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to Seller which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of Seller on the Tax Returns filed by Seller for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied (or will be promptly supplied upon request) to Buyer, state accurately, in all material respects the information requested with respect to Seller and such information was derived from Seller's books and records.

                           (c)      Seller is not subject to any Contract, joint
venture, partnership, or other arrangement which is treated as a partnership for Tax purposes. Seller is not party to any Tax sharing agreement.

                           (d)      Seller has not filed a consent under Section
341(f) of the Code or comparable provisions of any state statutes.

                           (e)      Schedule 5.11 hereto lists all federal,
state, local and foreign income Tax Returns and all other Tax Returns ending on or after December 31, 1992, that have been audited and those that are the subject of audit.

                           (f)      None of the assets of Seller constitutes
tax-exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code, and none of the assets of Seller are subject to a lease, safe harbor lease, or other arrangement as a result of which Seller is not treated as the owner for Tax purposes.

                           (g)      Seller has not made any payments, is not
obligated to make any payments or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                           (h)      Seller is not a foreign corporation within
the meaning of Section 897(a) of the Code and will provide Buyer with the appropriate certification described in Treas. Reg. 1.1445-2 on the Closing Date.

                           (i)      No power of attorney has been granted by
Seller with respect to any matter relating to Taxes which is currently in force.

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                           (j)      Seller (and any predecessor of Seller) has
been a validly electing S corporation within the meaning of Section 1361 and 1362 of the Code at all times since January 1, 1965 and Seller will be an S corporation up to and including the Closing Date. Seller has also made all such elections required under any analogous provision of state or local law.

                           (k)      Seller has delivered to Buyer correct and
complete copies of all income Tax Returns, K-1s, examination reports, and statements of deficiencies assessed against or agreed to by Seller, and any of its Subsidiaries or any Shareholder since January 1, 2000, and will deliver to Buyer copies of all such items since January 1, 1998 by February 20, 2004.

                  SECTION 5.12      COMPLIANCE WITH LAW AND CERTIFICATIONS.

                           (a)      Except as set forth on Schedule 5.12(a),
Seller has operated in compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, employees, products and services and all other aspects of its business, with all applicable Regulations and Orders, including, without limitation, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety. There are no Claims pending, or to Seller's and each Shareholder's Knowledge threatened, nor has Seller received any written notice, regarding any violations of any Regulations or Orders enforced by any Authority claiming jurisdiction over Seller.

                           (b)      Seller holds all material registrations,
accreditations and other certifications required for the conduct of its business by any Authority or trade group and Seller has operated in compliance with the terms and conditions of all such registrations, accreditations and certifications. Seller has not received any notice alleging that it has failed to hold any such material registration, accreditation or other certification.

                  SECTION 5.13      ERISA AND RELATED MATTERS.

                           (a)      List of Plans. Set forth in Schedule 5.13
attached hereto is an accurate and complete list of all domestic and foreign:
(i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, non-compete, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by Seller or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this
Section 5.13, any predecessors to Seller or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with Seller, any of its Subsidiaries and/or the Shareholders as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of Seller or any Subsidiary and/or the Shareholders being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").

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                           (b)      Status of Plans. Each Employee Benefit Plan
(including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA, the Code, and foreign tax, labor, securities, data privacy, currency exchange control and other laws, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither Seller nor any of its subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

                           (c)      No Pension Plans. No Employee Benefit Plan
is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither Seller nor any of its subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                           (d)      Liabilities. Neither Seller nor any of its
subsidiaries maintains any Employee Benefit Plan which is (a) a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) that has not been administered and operated in substantial compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or (b) a "group health plan" (as defined in 45 Code of Federal Regulations Section 160.103) that has not been administered and operated in substantial compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, and neither Seller nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, Taxes, penalties or loss of Tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither Seller nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

                           (e)      Neither Seller nor any of its Subsidiaries
maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither Seller nor any of its Subsidiaries has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither Seller nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of the Shareholders or Seller, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

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                           (f)      Neither Seller nor any of its subsidiaries
has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

                           (g)      There are no actions, suits, claims or
disputes pending, or, to the Knowledge of Seller and the Shareholders, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against Seller or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                           (h)      Contributions. Full payment has been timely
made of all amounts which Seller or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Seller or any of its subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income Tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the Knowledge of the Shareholders and Seller and its Subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Seller has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                           (i)      Tax Qualification. Each Employee Benefit
Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

                           (j)      Transactions. Neither Seller nor any of its
subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Shareholders and Seller, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

                           (k)      Triggering Events. The execution of this
Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or

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may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of Seller or any of its Subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

                           (l)      Classification. Seller and its Subsidiaries
have classified all individuals who perform services for them correctly under each Employee Benefit Plan, ERISA, the Code and other applicable law as common law employees, independent contractors or leased employees.

                           (m)      Documents. Seller and the Shareholders have
delivered or caused to be delivered to Buyer true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; (vii) all minutes with respect to the meetings of each Employee Benefit Plans' administrative committee and/or plan administrator; and (viii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

                  SECTION 5.14      INTELLECTUAL PROPERTY.

                           (a)      Schedule 5.14(a) hereto is a complete and
accurate list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names and URLs, corporate and business names, trade names, brand names and material computer software programs used or held for use in the business of Seller. To the extent indicated on such schedule, the Intellectual Property listed on
Schedule 5.14(a) has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Copies of all items of Seller's Intellectual Property material to the Business which have been reduced to writing or other tangible form have been delivered by Seller to Buyer (including, without limitation true and complete copies of all related licenses, and amendments and modifications thereto).

                           (b)      Except as set forth in Schedule 5.14(b),
Seller is not a party to any license or Contract, whether as licensor, licensee, or otherwise with respect to any Intellectual Property material to the Business. To the extent any Intellectual Property is used under license in the business of Seller, no notice of a material default has been sent or received by Seller under any such license which remains uncured and to the Knowledge of Seller and the Shareholders, the execution, delivery or performance of Seller's obligations hereunder will not result in such a default. Each such license

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agreement is a legal, valid and binding obligation of Seller and each of the other parties thereto, enforceable in accordance with the terms thereof.

                           (c)      Except as set forth in Schedule 5.14(c),
Seller and/or its wholly-owned Subsidiaries owns or is licensed to use, all of Seller's Intellectual Property that is material to the Business, free and clear of any Liens, Orders and other adverse Claims, without obligation to pay any royalty or any other fees with respect thereto. Seller's use of Seller's Intellectual Property (including, without limitation, the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of Seller) does not violate, infringe, misappropriate or misuse any intellectual property rights of any third party. None of the Intellectual Property set forth on Schedule 5.14(a) has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. To the Knowledge of Seller and the Shareholders, there are no actions that must be taken or payments that must be made by Seller within 180 days following the Closing Date that, if not taken, will adversely affect Seller's Intellectual Property. If applicable, to the Knowledge of Seller and the Shareholders, Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by Seller.

                           (d)      Except as set forth in Schedule 5.14(d),
Seller has not received any written notice or Claim from any third party challenging the right of Seller to use any of Seller's Intellectual Property. Seller's Intellectual Property constitutes all the Intellectual Property necessary to operate the business of Seller as of the Closing Date, in the manner in which it is presently operated.

                           (e)      Except as set forth in Schedule 5.14(e),
Seller has not made any Claim in writing of a violation, infringement, misuse or misappropriation by any third party (including, without limitation, any employee or former employee of Seller) of its rights to, or in connection with any Intellectual Property, which Claim is still pending. Except as set forth in
Schedule 5.14(e), Seller has not entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                           (f)      Except as set forth in Schedule 5.14(f), to
the Knowledge of Seller and the Shareholders, there is no pending or threatened Claims by any Person or Authority of a violation, infringement, misuse or misappropriation by Seller of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in Seller's Intellectual Property. To the Knowledge of Seller and the Shareholders, Seller does not know of any valid basis for any such Claims.

                           (g)      Except as set forth in Schedule 5.14(g),
there are no interferences or other contested proceedings, either pending or, to the Knowledge of Seller and the Shareholders, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental Authority (foreign or domestic) relating to any pending application with respect to Seller's Intellectual Property.

                           (h)      Seller has taken all necessary and
reasonable steps to protect and preserve the confidentiality of all its trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party, other than any employee of Seller has been pursuant to the terms of a written agreement between such third party and Seller. Seller has not breached any Contracts of non-disclosure or confidentiality.

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                           (i)      Except as set forth in Schedule 5.14(i), for
the twelve month period prior to the Closing Date, the Internet domain names and URLs of Seller's Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the "Sites") direct to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by Seller to make the Sites so accessible (the "Server") approximately twenty-four (24) hours per day, 7 days per week ("24/7") and are and have been operational for downloading content from the Server on a 24/7 basis. Seller has fully operational back-up copies of the Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date. Such back-up copies are kept in a reasonably safe and secure environment and fit for the back-up of media. Seller has no reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after the Closing Date.

                  SECTION 5.15 CUSTOMER WARRANTIES. There are no pending, nor to the Knowledge of Seller and the Shareholders, threatened, Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold by Seller that are not disclosed or referred to in the Financial Statements and that are not fully reserved against in accordance with GAAP. All of the services rendered by Seller (whether directly or indirectly through independent contractors) have been performed in conformity with all expressed warranties and, in all material respects, with all applicable contractual commitments, and Seller does not have nor shall it have any liability for replacement or repair or for other damages relating to or arising from any such services, except for amounts incurred in the ordinary course of business which are immaterial in the aggregate and not required by GAAP to be disclosed in the Financial Statements. Set forth hereto on Schedule 5.15 are the standard terms and conditions of sale or lease and the aggregate amount of warranty Claims incurred by Seller in fulfillment of its obligation under any Guarantee. Neither Seller nor the Shareholders has any Knowledge of any fact or circumstance that would reasonably be expected to result in an increase in warranty Claims in the future.

                  SECTION 5.16      PRODUCTS LIABILITY. Except as set forth in
Schedule 5.16 hereto: (a) there has been no Claim by or before any Authority against or involving Seller or concerning any product manufactured, shipped, sold, installed or delivered by or on behalf of Seller relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold, installed or delivered by or on behalf of Seller or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the Knowledge of Seller and the Shareholders, none has been threatened nor is there any valid basis for any such Claim; (b) to the Knowledge of Seller and the Shareholders, there has not been any Occurrence; (c) there has not been any Recalls conducted with respect to any product manufactured (or to be manufactured), shipped, sold, installed or delivered by or on behalf of Seller, or any investigation or consideration of or decision made by any Person or Authority concerning whether to undertake or not undertake, any Recalls and (iv) to the Knowledge of Seller and the Shareholders, there have been no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of Seller. All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by Seller have complied in all material respects with all requirements established by any applicable Regulation or Order of any Authority.

                  SECTION 5.17 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 5.17 hereto: (a) neither Seller's business nor the operation thereof has violated any applicable Environmental Law and there has been no condition or Occurrence which, with notice or the passage of time or both, would constitute a material violation of any Environmental Law, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances;
(ii) all requirements

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relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Environmental Permits for the ownership of its properties and assets and the operation of its business; and (iv) all applicable Orders, consents, settlement agreements, governmental communications, informational requests or demands issued pursuant to, or arising under, any Environmental Law; (b) Seller has possessed all Environmental Permits required under any applicable Environmental Law for the conduct or operation of Seller's business (or any part thereof), and Seller has operated in compliance with all of the requirements and limitations included in such Environmental Permits, except as such noncompliance would not have a Material Adverse Effect; (c) Seller has not generated, used, treated or stored, transported to or from, or released or disposed of any Hazardous Substances on or at any of its property or facilities except for inventories of chemicals which are used or to be used in the ordinary course of Seller's business (which inventories have been stored and used in accordance with all applicable Environmental Permits and Environmental
Laws); (d) Seller has not received any written notice from any Authority or any private Person that Seller's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Substances at, on or beneath any of Seller's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) Seller has not been the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by Seller; (f) Seller has not buried, dumped, disposed, spilled or released any Hazardous Substances; (g) no by-products of any manufacturing process employed in the operation of Seller's business which may constitute Hazardous Substances under any Environmental Law have been stored or otherwise located on any of Seller's property; (h) no property now or previously owned, leased or operated by Seller, is listed or, to Seller's Knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (i) there are no Underground Storage Tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by Seller; (j) Seller has not transported or arranged for the transportation of any Hazardous Substances to any location which to Seller's Knowledge is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against Seller for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; (k) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by Seller; and (l) to Seller's Knowledge, there are no facts or circumstances, conditions or occurrences that could reasonably be anticipated: (i) to form the basis of an Environmental Claim against Seller or any of its past or present properties for which Seller could be reasonably expected to be liable; and (ii) to cause such properties to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law. Seller has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

                  SECTION 5.18 CAPITAL EXPENDITURES AND INVESTMENTS. Seller has outstanding Contracts and a budget for capital expenditures and investments as set forth in Schedule 5.18 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by Seller since the Financial Statement Date. Other than as set forth in Schedule 5.18 hereto, Seller has no agreement or commitment to make any loan, advance or capital contributions to, or investment in, any other Person.

                  SECTION 5.19 DEALINGS WITH AFFILIATES. Schedule 5.19 hereto sets forth a complete and accurate list and description of the economic terms, including the parties, of all Contracts to which Seller is, will be or has been a party, at any time from December 31, 2000, to the Closing Date, and to which

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any one or more of (a) the Shareholders, (b) Seller's Affiliates, (c) a
Shareholder's Affiliate, or (d) any Person in which a Shareholder, an Affiliate of Seller or a Shareholder has, directly or indirectly, made an Investment, is also a party. Except as set forth on Schedule 5.19, since December 31, 2000, Seller has not made any payments, loaned or borrowed any funds or property or made any credit arrangement or accommodation with any Shareholder, Affiliate or employee of Seller, except for the payment of employee salaries and director compensation in the ordinary course of business. With respect to the Indebtedness of Seller described on Schedule 7.1, the proceeds of that Indebtedness were used by Seller for working capital and general corporate purposes of the Business and were not specifically used to acquire any of the Excluded Assets.

                  SECTION 5.20 INSURANCE. Seller has had, and through the Closing Date will have, Policies in full force and effect that provide for coverages that are usual and customary as to amount and scope in the business of Seller. All of the Policies have been in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy. Schedule 5.20 hereto sets forth a complete and accurate summary of all Policies, including name of insurer, the types, dates and amounts of coverage, any material coverage exclusion and a statement of the Claims paid out, and Claims pending, as to each Policy for each of the last three (3) full fiscal years and any interim period. Seller has not breached or otherwise failed to perform in any material respect its obligations under any of the Policies nor has Seller received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies. All Policies are sufficient for compliance with all Regulations and all Contracts to which Seller is subject, are to Seller's Knowledge valid, outstanding, collectible and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 5.20 hereto, all of the Policies shall remain in full force and effect through 30 days after the Closing Date. Seller has not during the last 5 years been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which Seller has applied for any Policy or with which it has carried a Policy.

                  SECTION 5.21 ACCOUNTS RECEIVABLE; INVENTORIES. The accounts receivable of Seller reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of Seller on the date hereof are current, good and collectible, except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, deductions, set-offs or counterclaims. The inventories reflected on the Financial Statements and held by Seller on the date hereof do not include any items which are not usable or saleable in the ordinary course of business of Seller or are obsolete or discontinued items. Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP. None of such inventories have been written up in value or repurchased by, or returned to, Seller at an increased value. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. Since the Financial Statement Date, inventories of raw materials, supplies and products have been purchased by Seller in the ordinary course of business, consistent with anticipated seasonal requirements, and the volumes of purchases thereof and orders therefor have not been reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.21 hereto, neither Seller nor any Shareholder has any Knowledge of any conditions affecting the supply of materials or products available to Seller, and, to the Knowledge of Seller and the Shareholders, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

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                  SECTION 5.22      BROKERAGE. There are no Claims for brokerage
commissions, investment banking or finders' fees or expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or Contract binding upon Seller or any Shareholder.

                  SECTION 5.23 CUSTOMERS AND SUPPLIERS. Schedule 5.23 hereto sets forth a complete and accurate list of (a) each customer that accounted for more than five percent (5%) of the consolidated revenues and/or income of Seller during the last full fiscal year for which financials were obtained and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to Seller. No material customer of Seller has advised Seller in writing within the past year that it will stop, or decrease the rate of, buying materials, products or services from Seller. No unfilled customer order or commitment obligating Seller to process, manufacture or deliver products or perform services will result in a loss to Seller upon completion of performance. No material supplier of Seller has advised Seller in writing within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to Seller. No purchase order or commitment of Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. To the Knowledge of Seller and the Shareholders, except as set forth on Schedule 5.23, the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on Seller's relationship with any customer or supplier listed on Schedule 5.23.

                  SECTION 5.24 PERMITS. The Permits listed on Schedule 5.24 hereto are the only Permits that have been required for Seller to conduct its business in accordance with applicable Regulations and Orders of any Authority. Seller has duly and validly held all such Permits, and each such Permit has been in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  SECTION 5.25 UTILITIES. Seller has sufficient power, fuel oil, natural gas and water supplies and adequate sewerage and waste disposal systems for the operation of its business as presently conducted, and, to the Knowledge of Seller, all such supplies and systems will be available after the Closing. To the Knowledge of Seller, except as disclosed in Schedule 5.25 hereto, all such systems are in compliance with all Regulations.

                  SECTION 5.26 IMPROPER AND OTHER PAYMENTS. Except as set forth on Schedule 5.26 hereto: (a) neither Seller, any director, officer, key employee thereof, nor, to Seller's Knowledge, any agent or representative of Seller nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority; (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate; (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and (d) the internal accounting controls of Seller are believed by Seller's management to be adequate to detect any of the foregoing under current circumstances.

                  SECTION 5.27 PROJECTIONS. The projections relating to operations of Seller during the fiscal year ending December 31, 2004 (the "Projections"), heretofore delivered by Seller to Buyer and dated January 2004, have been prepared in good faith on a reasonable basis. Nothing has come to the attention of Seller or any Shareholder to indicate that the Projections or the assumptions upon which they are based are not reasonable.

                  SECTION 5.28 ENTIRE INVESTMENT IN THE BUSINESS; NO OTHER BUSINESSES. The Purchased Assets, together with the Excluded Assets, constitute all of the rights, interests and other assets

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necessary to conduct the Business in substantially the same manner as it has been heretofore conducted. Seller has never been involved in any other business other than the Business and except for the investments listed on Schedule 5.18, has never owned any asset, conducted any business or incurred any liability, not directly related to the Business.

                  SECTION 5.29      OPERATIONS OF SELLER. Except as set forth on
Schedule 5.29, from the Financial Statement Date through the date hereof, Seller has not:

                           (a)      Amended its Articles of Incorporation or
bylaws or merged with or into or consolidated with any other Person, or change or agreed to change in any manner the character of the Business;

                           (b)      entered into or amended any employment
agreement, entered into any agreement with any labor union or association representing any employee or entered into or amended any Benefit Plan;

                           (c)      incurred any Indebtedness;

                           (d)      declared or paid any dividends or declared
or made any distributions of any kind or any other payments to the Shareholders;

                           (e)      reduced its cash or short-term investments
or their equivalent, other than to meet cash needs arising in the ordinary course of its Business, consistent with past practices;

                           (f)      waived any right of material value to its
Business;

                           (g)      made any change in its accounting methods or
practices or made any change in depreciation or amortization policies or rates adopted by it;

                           (h)      materially changed any of its business
policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                           (i)      other than in the ordinary course of its
Business and consistent with past practice, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, director, employee, consultant or agent of Seller, or any accrual for or commitment or agreement to make or pay the same;

                           (j)      made any loan or advance to any of its
officers, directors, employees, consultants, agents or shareholders, other than travel advances made in the ordinary course of its Business;

                           (k)      made any payment or commitment to pay any
severance or termination pay to any of its officers, directors, employees, consultants or agents, other than in the ordinary course of its Business;

                           (l)      except in the ordinary course of its
Business, entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any Contract or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject or pursuant to which it agrees to indemnify any party or refrain from competing with any party;

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                           (m)      except in the ordinary course of its
Business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

                           (n)      except for inventory or equipment acquired
in the ordinary course of its Business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person; or

                           (o)      except in the ordinary course of its
Business, entered into, amended, modified or canceled any other material contract or other agreement or other material transaction.

                  SECTION 5.30 TANGIBLE PROPERTY. Schedule 5.30 sets forth all interests owned or claimed by Seller (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, structures, any related capitalized items and other tangible property, including, without limitation, all computer and telecommunications equipment, material to the Business and which is treated by Seller as depreciable or amortizable property not reflected on the Financial Statements and not sold or disposed of in the ordinary course of Seller's Business since the Financial Statement Date ("Tangible Property"). All material leases, conditional sale contracts, franchises or licenses pursuant to which Seller may hold or use any interest owned or claimed by it (including, without limitation, options) in or to Tangible Property are in full force and effect and, with respect to Seller's performance thereunder, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. The Tangible Property of Seller is in good operating condition and repair, and Seller has received no notice that any of it is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. During the past three years there has not been any significant interruption of Seller's operations due to inadequate maintenance of the Tangible Property.

                  SECTION 5.31 BUSINESS CONTINUITY. (a) None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by Buyer and/or its Subsidiaries in the conduct of the Business (collectively, the "Systems") have experienced bugs, failures, breakdowns, or continued substandard performance in the past 12 months that has caused any substantial disruption or interruption in or to the use of any such Systems by Buyer or its Subsidiaries.

                           (b)      Each of Buyer and its Subsidiaries is
covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of the Business.

                  SECTION 5.32 SECURITIES LAWS MATTERS. Except as contemplated by this Agreement, Seller and/or each Shareholder is acquiring the Parent Common Stock hereunder for his own account for investment and not with a view to, or for the sale in connection with, any "distribution" of the Parent Stock, as such term is used in Section 2(11) of the Securities Act. Each Shareholder has had the opportunity to discuss the transactions contemplated hereby with Buyer and has been afforded, prior to execution of this Agreement, the opportunity to ask questions of, and receive answers from Buyer and to obtain any additional information relating to the transactions contemplated hereby as such Shareholder has requested. Each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Parent Common Stock. Each Shareholder can bear the economic risk of losing his investment in the Parent Common Stock and has adequate means for providing for his current financial needs and contingencies. Each

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Shareholder acknowledges and agrees that the Parent Common Stock will be
"restricted securities" within the meaning of Rule 144 and can not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under applicable state securities laws and the Securities Act, (b) in accordance with Rule 144 or (c) pursuant to an effective registration statement filed by the Buyer with the Securities and Exchange Commission under applicable state securities laws and the Securities Act. Each Shareholder is a resident of, and the Parent Common Stock will come to rest, in the states set forth in the addresses on the signature pages hereto. Each Shareholder acknowledges and agrees that Buyer may, unless a registration statement is in effect covering such Parent Common Stock or unless the holders thereof comply with Rule 144, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

                  SECTION 5.33 LEGEND. Each Shareholder and Seller acknowledge and agree that each certificate evidencing the Parent Common Stock and each certificate issued in exchange therefor or upon the transfer of any the Parent Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OT UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS."

                  SECTION 5.34 DISCLOSURE. Neither this Agreement nor any of the Contracts, schedules, exhibits, attachments or certificates prepared for or supplied to Buyer or Parent by or on behalf of Seller or the Shareholders with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits, to the Knowledge of Seller and the Shareholders a material fact necessary to make each statement contained herein or therein not misleading. Neither the Shareholders, Seller, nor any of their respective officers or directors is aware of any fact which could reasonably be anticipated to have a Material Adverse Effect on Seller or the ability of Buyer to continue to operate the Business in the same manner as Seller operated the Business prior to the Closing Date.

                                    ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Buyer and Parent jointly and severally represent and warrant to Seller and the Shareholders, as follows:

                  SECTION 6.1 CORPORATE ORGANIZATION, ETC. Buyer and Parent are each a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority to carry on their business as it is now being conducted and to own, operate and lease its properties and assets. Buyer and Parent are each duly qualified or licensed to do business and are in corporate and Tax good standing in every jurisdiction in which the conduct of their business, the ownership or lease of their properties, require each to be so qualified or licensed.

                  SECTION 6.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock,

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par value $0.01 per share ("Parent Preferred Stock"). At the close of business on February 6, 2004, (a) 6,355,476 shares of Parent Common Stock were issued and outstanding, and no shares of Parent Preferred Stock were issued and outstanding and (b) 86,026 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in treasury by Parent or by subsidiaries of Parent. Other than
(a) options to purchase 689,000 shares of Parent Common Stock issued pursuant to employee benefit plans and agreements of Parent and (b) 2,280,190 shares of Parent Common Stock issuable upon exercise of outstanding warrants, except in connection with this Agreement, (y) there were no options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings issued by or binding upon Parent requiring or providing for, and (z) there are no outstanding debt or equity securities of Parent which upon the conversion, exchange or exercise thereof would require or provide for the issuance by Parent of any new or additional shares of Parent Common Stock (or any other securities of Parent) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Stock (or any other securities of Parent). Since December 31, 2003 through the date hereof, Parent has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as disclosed in Schedule 6.2. The authorized capital stock of Buyer consists of 100 shares of Buyer Common Stock, of which, as of the date hereof, 100 shares of Buyer Common Stock are issued and outstanding. The shares of Parent Common Stock to be issued to Seller will, upon issuance, be validly issued, fully paid, nonassessable, not subject to any preemptive rights, and free and clear of all security interests, liens, claims, pledges or other encumbrances of any nature whatsoever (in each case to which Parent is a party).

                  SECTION 6.3 AUTHORIZATION, ETC. Buyer and Parent each have full power and authority to enter into this Agreement and the agreements contemplated hereby to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and Parent and no other corporate proceedings on its part are necessary to authorize this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby to be entered into by Buyer and Parent each constitutes a legal, valid and binding obligation of each of Buyer and Parent enforceable against Buyer and Parent in accordance with its terms.

                  SECTION 6.4       NO VIOLATION. Except as set forth in
Schedule 6.4 hereto, the execution, delivery and performance by Buyer and Parent of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer and Parent, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both),
(c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of either Buyer or Parent or any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Act), Order or Contract to which Buyer or Parent or either of their properties are subject. Buyer and Parent have complied with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

                  SECTION 6.5 SEC FILINGS. Parent has filed all forms, reports and documents required to be filed by it with the SEC (collectively, the "Parent SEC Reports") on a timely basis. The Parent SEC Reports filed prior to the date hereof and all similar documents filed prior to the Closing Date (i) were, or will be, as the case may be, prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, or will not, as the case may be, at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state

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a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 6.6 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes there) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

                  SECTION 6.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Reports, since September 30, 2003, there has not occurred: (i) any Parent Material Adverse Effect or any event, change or effect which is reasonably likely to have, individually or in the aggregate with other events, changes or effects, a Parent Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any asset of Parent or any Parent Subsidiary (whether or not covered by insurance) that is reasonably likely to individually or in the aggregate have a Parent Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; or (v) any material revaluation by Parent of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business consistent with past practice.

                  SECTION 6.8 NO UNDISCLOSED LIABILITIES. Parent does not have any liabilities (absolute, accrued, contingent or otherwise), except liabilities
(a) for which in the aggregate there are adequate reserves in Parent's balance sheet (including any related notes thereto) as of September 30, 2003 (the "2003 Parent Balance Sheet"), (b) incurred in the ordinary course of business before the date of the 2003 Parent Balance Sheet and not required under GAAP to be reflected on the 2003 Parent Balance Sheet, or (c) incurred since September 30, 2003 in the ordinary course of business consistent with past practice or in connection with this Agreement, that is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

                                    ARTICLE 7

                    COVENANTS OF SELLER AND THE SHAREHOLDERS

         Until the Closing Date, except as otherwise consented to or approved by Buyer or Parent in writing, Seller and the Shareholders agree that they shall act, or refrain from acting where required hereinafter, to comply (and in the case of the Shareholders, to cause Seller to comply) with the following:

                  SECTION 7.1 REGULAR COURSE OF BUSINESS. Seller shall: (a) operate its Business diligently and in good faith, consistent with past management practices; provided, however, that Seller may repay any outstanding debt obligations set forth on Schedule 5.19 at any time prior to the Closing by the use of funds drawn against Seller's revolving line of credit with First Bank of Richmond; (b) maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; (c) maintain (except for expiration due to lapse of time) all leases and Contracts in effect without change except as expressly provided herein; (d) comply with the provisions of all Regulations and Orders applicable to Seller and the conduct of its Business;
(e) not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $5,000 other than in connection with returns of inventory for credit or replacement in the ordinary course of business; (f) not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business consistent with past practice and immaterial in amount; (g) maintain insurance coverage up to the Closing

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Date with the coverage and in the amounts set forth in Schedule 5.20 hereto; (h)
maintain inventory, supplies and spare parts at customary operating levels consistent with current practices, and replace in accordance with past practice any inoperable, worn-out or obsolete assets with modern assets of comparable quality; (i) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements; (j) maintain in full force and effect the existence of all Intellectual Property Rights; (k) use its reasonable best efforts to preserve the goodwill and organization of its Business and its relationships with its customers, suppliers, employees and other Persons having business relations with it; (l) not take or omit to take any action that would require disclosure under Article 5, or that would otherwise result in a breach of any of the representations, warranties or covenants made by Seller or the Shareholders in this Agreement or in any of the agreements contemplated hereby; (m) to the extent not already prohibited by this Article VII, not take any action specified in Section 5.6 or
Section 5.29 of this Agreement without the prior written consent of Parent or Buyer; and (n) not take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect.

                  SECTION 7.2 CAPITAL CHANGES. Seller shall not issue or sell any shares of its capital stock or issue or sell any securities convertible or exchangeable into, or Options to subscribe for, any shares of its capital stock and Seller shall not pledge or otherwise encumber any shares of its capital stock. Seller shall not redeem, retire, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, Options or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock. Seller shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, Options or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock. Seller shall not issue any additional Options or enter into any Contracts containing any profit participation features, stock appreciation rights or phantom stock option plans, or similar Contracts that allows any Person to participate in the equity of Seller. Seller shall not amend its charter or bylaws or merge into or consolidate with any other Person or change the character of its Business. In addition, Seller shall not allow the transfer of any shares of its capital stock on the stock transfer ledger or other books and records.

                  SECTION 7.3 CAPITAL AND OTHER EXPENDITURES. Seller shall not make any Investments or capital expenditures, or commitments with respect thereto, except as provided in its budget set forth in Schedule 5.18. Seller shall not make any loan or advance to any Person (other than accounts receivable made in the ordinary course of business) and shall collect in full any amounts outstanding now due from any Affiliate. Seller shall not make any charitable or other contributions to any Person nor shall it make any commitments therefor.

                  SECTION 7.4 BORROWING. Seller shall not incur, assume or Guarantee any Indebtedness not reflected on the Financial Statements, except in the ordinary course of business under existing credit facilities as such credit facilities exist on the date hereof.

                  SECTION 7.5 OTHER COMMITMENTS. Except as set forth in this Agreement, incurred or transacted in the ordinary course of business, or permitted in writing by Buyer or Parent, Seller shall not enter into any material Contract or transaction or make any commitment or incur any material obligation or liability (including entering into any real property leases).

                  SECTION 7.6 INTERIM FINANCIAL INFORMATION AND AUDIT. Seller shall supply Buyer and Parent with unaudited monthly operating statements within 30 days after the end of each month ending between the date hereof and the Closing Date, certified by Seller's chief financial officer as having been prepared in accordance with procedures employed by Seller in preparing prior monthly operating statements and certifying that such financial statements were prepared in accordance with GAAP applied on a basis consistent with the Financial Statements and include all adjustments (all of which were normal

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recurring adjustments) necessary to fairly present Seller's financial position, results of operations and changes in financial position at and for such periods.

                  SECTION 7.7 FULL ACCESS AND DISCLOSURE. Seller shall afford to Buyer and Parent and their counsel, accountants, agents and other authorized representatives and to financial institutions specified by Buyer or Parent reasonable access during business hours to Seller's plants, properties, books and records in order that Buyer and Parent may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Seller. Other than for the information set forth in the Schedules to this Agreement, no information or knowledge obtained in any investigation pursuant to this Section 7.7 or prior to the date of this Agreement shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with the terms and provisions of this Agreement. Seller shall cause its officers, employees, counsel and auditors to furnish such additional financial and operating data and other information as Buyer or Parent shall from time to time reasonably request including, without limitation, any internal control recommendations made by its independent auditors in connection with any audit of Seller. From time to time prior to the Closing Date, Seller shall promptly supplement or amend information previously delivered to Buyer or Parent with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed herein; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule hereto and shall not change the risk allocation of this Agreement between Buyer and Parent on the one hand and Seller and the Shareholders on the other hand.

                  SECTION 7.8 TAX MATTERS. Seller shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment relating to Seller or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment relating to Seller, or any of its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, Contract, settlement, surrender, consent or other action or omission, would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of Seller.

                  SECTION 7.9 FULFILLMENT OF CONDITIONS PRECEDENT. Seller shall use its best efforts to obtain at its expense all such waivers, Permits, consents, approvals or other authorizations from third Persons and Authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

                                    ARTICLE 8

                          COVENANTS OF BUYER AND PARENT

         Parent and Buyer hereby covenant and agree with Seller and the Shareholders that:

                  SECTION 8.1 CONFIDENTIALITY. Except as may be required by lawful Order of an Authority of competent jurisdiction, Buyer and Parent agree that unless and until the transactions contemplated hereby have been consummated, Buyer, Parent and its representatives and respective Affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Seller in connection with the transactions contemplated hereby, except any of the same which: (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Buyer or Parent and their representatives and advisors are bound); (b) was known to Buyer or Parent prior to its disclosure to Buyer or Parent as demonstrated by Buyer's or

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Parent's written records; or (c) is disclosed to Buyer or Parent by a third party not subject to any duty of confidentiality to Seller prior to its disclosure to Buyer or Parent by Seller. Buyer and Parent will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby. If this Agreement is properly terminated, Buyer, Parent and their Affiliates and their representatives and advisors will promptly return to Seller or destroy all such data, information and other written material (including all copies thereof) which has been obtained by Buyer or Parent, and Buyer and Parent will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom. The provisions of this Section 8.1 shall supersede any confidentiality or similar Contract that may exist between Buyer or Parent and Seller prior to the date hereof.

                                    ARTICLE 9

                                OTHER AGREEMENTS

         The parties further agree as follows:

                  SECTION 9.1 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation of the nature specified in Section 10.5 or
Section 11.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

                  SECTION 9.2 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations and Orders to consummate and make effective as promptly as possible the transactions contemplated by this Agreement and the agreements contemplated hereby, and to cooperate with each other in connection with the foregoing, including without limitation using their best efforts: (a) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, mortgages and other Contracts; (b) to obtain all necessary Permits, consents, approvals and authorizations as are required to be obtained under any Regulation or Order;
(c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (d) to effect all necessary registrations and filings including, but not limited to, submissions of information requested by Authorities; and (e) to fulfill all conditions to the obligations of the parties under this Agreement. Each of Buyer and Seller further covenants and agrees that it shall use its respective best efforts to prevent, with respect to a threatened or pending preliminary or permanent injunction or other Regulation or Order the entry, enactment or promulgation thereof, as the case may be.

                  SECTION 9.3 NO SOLICITATION OR NEGOTIATION. Until this Agreement is terminated in accordance with Article 12 of this Agreement, Seller and the Shareholders shall not, and Seller shall use its best efforts to ensure that its Shareholders, and any of its and its Shareholders' Affiliates, representatives, officers, employees, directors or agents shall not, directly or indirectly: (a) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any Contract or accept any offer relating to or to consummate any (i) reorganization, liquidation, dissolution or recapitalization of Seller; (ii) merger or consolidation involving Seller; (iii) purchase or sale of any of the assets or capital stock, Options, stock appreciation rights, phantom stock options or other similar equity based participations (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock, Options, stock appreciation rights, phantom stock options or other such securities) of Seller (other than a purchase or sale of inventory and worn-out or obsolete assets in the ordinary course of business consistent with past custom and practice and in accordance with the terms of this Agreement); (iv) similar transaction or business combination involving Seller or its assets; or (v) acquisition by Seller of other businesses, whether by the purchase of assets or capital stock of another Person; or (b) furnish any

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information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided however, nothing herein shall limit or restrict in any way Seller from communicating with its legal, accounting and other professional advisors or lenders for the purpose of facilitating the transactions contemplated by this Agreement. Seller or any Shareholder shall notify Buyer and Parent immediately if any Person makes any proposal, offer, inquiry or contact to Seller or any Shareholder or, to either Seller's or any Shareholder's Knowledge, any other Person for the purpose of effectuating one or more of the foregoing transactions.

                  SECTION 9.4 NO TERMINATION OF THE SHAREHOLDERS' AND THE SELLERS' OBLIGATIONS BY SUBSEQUENT INCAPACITY, DISSOLUTION, ETC. Each Shareholder specifically agrees that the obligations of such Shareholder hereunder, including, without limitation, obligations pursuant to Article 13 shall not be terminated by the dissolution of Seller, by operation of law or by the death or incapacity of any individual Shareholder. Seller hereby agrees that its obligations pursuant to this Agreement shall not be terminated by the dissolution of Seller, by operation of law or otherwise.

                  SECTION 9.5 DELIVERIES AFTER CLOSING. From time to time after the Closing, at Buyer's or Parent's request and without expense to Seller or any Subsidiary and without further consideration from Buyer or Parent, Seller or any Subsidiary, Seller and the Shareholders shall execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer or Parent reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

                  SECTION 9.6 CONFIDENTIALITY. Except as may be required by lawful order of an Authority of competent jurisdiction, Seller and each Shareholder agree to keep secret and confidential, after the Closing, all non-public information concerning Seller and its Affiliates that was acquired by, or disclosed to, Seller or such Shareholder prior to the Closing Date, except any of the same which: (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Seller, such Shareholder and their Affiliates are bound); (b) was disclosed to Seller or any such Shareholder by a third party not subject to any duty of confidentiality to Seller prior to its disclosure to any such Shareholder by Seller; and (c) is disclosed by such Shareholder in the ordinary course of Seller's business as a proper part of his employment in connection with communications with customers, vendors and other proper parties, provided that it is for a proper purpose solely for the benefit of Seller. Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all Persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the "tax treatment" of a transaction means the purported or claimed tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

                  SECTION 9.7 PUBLIC ANNOUNCEMENTS. Prior to the Closing, neither the Shareholders, Seller nor Buyer nor any Affiliate, representative or stockholder of such Persons, shall disclose any of the terms of this Agreement to any third party without the other party's prior written consent. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both Seller and

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Parent, which approval shall not be unreasonably withheld. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

                  SECTION 9.8 PREPARATION OF REGISTRATION STATEMENT; OTHER FILINGS. As promptly as practicable after the Closing Date, Parent shall use all commercially reasonable efforts to prepare and file with the SEC, a registration statement on Form SB-2 or other applicable form (the "Registration Statement"), which shall permit the resale of the Parent Common Stock issued to Seller in connection with the Transactions. Parent shall use commercially reasonable efforts to respond to any comments of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (the "Effective Time"). As promptly as practicable after the Closing Date, Parent shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or state laws relating to the Transactions (the "Other Filings"). Seller and the Shareholders agree to provide Parent with any information requested by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement. Parent shall advise Seller and the Shareholders promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with this Agreement for offering or sale in any jurisdiction. If, at any time prior to the Effective Time, any information relating to Seller or Parent, or any of their respective affiliates, officers or directors should be discovered by Seller or Parent, which should be set forth in an amendment or supplement to the Registration Statement or any Other Filing so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or an event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, or any Other Filing, the party that discovers such information shall promptly notify the other party and an amendment or supplement describing such information shall be promptly filed by Parent with the SEC.

                  SECTION 9.9 RESALE OF PARENT COMMON STOCK.

                           (a)      Prior to the Effective Time, shares of the
Parent Common Stock may only be sold in transactions which are exempt from registration under the Securities Act of 1933, as amended and applicable state laws, unless Parent at any time prior to the Effective Time, proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-8 or another form not available for registering the shares issued in the Transaction), in which case Parent shall use all commercially reasonable efforts to cause the shares issued in this Transaction to be included in the securities to be covered by the registration statement proposed to be filed by Parent. As to any sales made in the public markets, except with the prior consent of Parent, which will not be unreasonably withheld, neither Seller, any Shareholder nor any other permitted transferee shall sell on any day an amount of shares of Parent Common Stock in excess of the average daily trading volume in the Parent Common Stock on AMEX for the 20 consecutive trading days prior to the trading day in question, nor to sell in any week an amount of shares of Parent Common Stock in excess of the average weekly trading volume for the four weeks prior to the trading week in question.

                           (b)      Subject to the foregoing limitations of
Section 9.9(a) above, during the 24 month period after the Effective Time (the "Sell-Off Period"), Seller or any Shareholder, as the case may be, (solely in order to maintain the Price Guarantee with respect to such shares) shall collectively (i) sell on each Business Day, either in the market or through privately negotiated transactions, at least 2,000 shares of Parent Common Stock and (ii) not reject any offer to buy shares of Parent Common Stock at any price at or above a price that is not less than 10% below the then current market price of the Parent Common Stock as reported on AMEX if the number of shares of Parent Common Stock that are subject to the offer is in excess of 50,000 shares and at any price at or above a price that is not less than 7% below

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the then current market price of the Parent Common Stock as reported on AMEX if the number of shares of Parent Common Stock that are subject of the offer is equal to or less than 50,000 shares (the "Minimum Resale Price") that Seller or any Shareholder, as the case may be, receives from any Person. If during the Sell-Off Period, Seller or any Shareholder, as the case may be, collectively do not sell at least 2,000 shares of Parent Common Stock on each Business Day, either in the market or through privately negotiated transactions, or if during the Sell-Off Period Seller or any Shareholder, as the case may be, rejects any offer at or above the Minimum Resale Price from any Person to buy any shares of Parent Common Stock in excess of such 2,000 share Business Day minimum, Parent shall be relieved of all obligations to Seller and any Shareholder under Section 9.9(c) below solely with respect to that portion of the 2,000 share Business Day minimum that is not collectively sold by Seller or any Shareholder, as the case may be, and any shares of Parent Common Stock that are the subject of any offer to purchase for a price at or above the Minimum Resale Price that is rejected by Seller or the Shareholders.

                           (c)      (i) If on or prior to the expiration of the
Sell-Off Period, Seller or any Shareholder, as the case may be, has sold all shares of Parent Common Stock issued to Seller pursuant to Section 3.1 of this Agreement and the total sales proceeds received by Seller or any Shareholders, as the case may be, is less than $7,250,000, Parent shall promptly pay Seller an amount in cash equal to the difference between $7,250,000 and the total sales proceeds received by Seller or any Shareholder, as the case may be, from the sales of the shares of Parent Common Stock received by Seller pursuant to
Section 3.1 of this Agreement. (ii) On the other hand, if upon the expiration of the Sell-Off Period Seller or any Shareholder, as the case may be, was unable to sell all shares of Parent Common Stock issued to Seller in connection with the Transactions, either in the public markets or through privately negotiated transactions, then Seller or any Shareholder, as the case may be, shall promptly sell all such shares of Parent Common Stock to Parent and Parent shall promptly pay to Seller or any Shareholder, as the case may be, an amount equal to the sum of (1) the product of the number of shares of Parent Common Stock repurchased by Parent and the per share price of the Parent's Common Stock that was used to determine the number of shares of Parent Common Stock to be issued to Seller on the Closing Date pursuant to Section 3.1 above (the "Repurchase Price") and (2) the difference between $7,250,000 and the sum of (x) the total sales proceeds received by Seller or any Shareholder, as the case may be, from the sales of shares of Parent Common Stock prior to the expiration of the Sell-Off Period and
(y) the Repurchase Price (collectively, the "Price Guarantee").

                           (d)      Notwithstanding any other term or condition
of this Agreement to the contrary, including, without limitation, the provisions of Section 9.9(c) above, the Price Guarantee shall not apply to and Parent shall not have any obligation to pay the Repurchase Price to Seller or any Shareholder with respect to any shares of Parent Common Stock that are either (i) subject to any offer to purchase from any Person at a price at or above the Minimum Resale Price that is not consummated by Seller or any Shareholder, as the case may be, for any reason during the Sell-Off Period or (ii) not sold as part of the 2,000 share Business Day minimum sales of Parent Common Stock during the Sell-Off Period.

                  SECTION 9.10 AMEX QUOTATION. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock issuable to Seller pursuant to the terms of this Agreement to be eligible for quotation on the AMEX (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

                  SECTION 9.11 NOTIFICATION OF CERTAIN MATTERS. Each of Seller, the Shareholders, Buyer and Parent shall give prompt notice to the other party of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, or (b) any material failure of Seller, any Shareholder, Parent or Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy

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any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 9.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 9.12 NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.

                           (a)      For purposes of this Section 9.12, the
following definitions shall apply:

                                    (i)      "Company Activities" shall mean
either (i) manufacturing, distributing, designing, selling or installing sports equipment and related parts or supplies or (ii) engaging in any other business activities which are conducted, offered or provided by Seller, Parent or any of their respective Subsidiaries or Affiliates of either of them at any time during the 12-month period prior to the date of this Agreement.

                                    (ii)     "Confidential Information" shall
mean any data or information (whether written or not), of Seller, the Parent or any Affiliate of either of them, other than Trade Secrets (as defined below), which is valuable to Seller, the Parent or any Subsidiary or Affiliate of either of them and not generally known to competitors;

                                    (iii)    "Noncompete Period" and
"Nonsolicitation Period" shall mean (1) as to each Shareholder, the period from the Closing Date until the expiration of the 12 month period after the termination of such Shareholder's employment with the Parent, for any reason, except for a Shareholder's termination by Parent without Cause or a termination by a Shareholder for Good Reason (as such terms are defined in the form of Employment Agreement attached hereto as Exhibit 10.13) and (2) as to Seller, the period from the Closing Date until the fifth anniversary of the Closing Date;

                                    (iv)     "Protected Area" shall mean any
state in the United States in which Buyer, Parent, or Seller, or any Affiliate of any of them, conducted Company Activities at any time during the 12-month period immediately preceding the Closing Date; and

                                    (v)      "Trade Secrets" shall mean
information related to the Company Activities, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, or programs, including, without limitation, computer software and related source codes, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can derive economic value from its disclosure or use.

                           (b)      Confidentiality. Parent, Buyer, Seller and
the Shareholders shall keep confidential the existence of this Agreement, the transactions described herein and all information concerning the Company Activities. The provisions of this Section 9.12(b) shall not apply with respect to any information which (a) was already known by one party when such information was received from the other party, (b) was available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by a party hereto, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, (e) is disclosed by the Parent to potential lenders and investors who agree to keep such information confidential, (f) is required to be disclosed by law or a Governmental Entity, including for income tax reporting purposes, or (g) is required to be disclosed in order to enforce this Agreement.

                           (c)      Trade Secrets. Seller and the Shareholders
shall hold in confidence at all times after the date hereof all Trade Secrets related to Seller, the Parent and any of either of their Affiliates

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and shall not disclose, publish or make use of those Trade Secrets at any time after the date hereof, without the prior written consent of the Parent, except
(a) any information or document required to be disclosed by law or (b) information that becomes public knowledge through means other than an act of Seller or the Shareholders. Nothing in this Agreement shall diminish the rights of Seller or the Parent regarding the protection of Trade Secrets and other intellectual property pursuant to applicable law.

                           (d)      Trade Name and Confidential Information.

                                    (i)      Seller and the Shareholders shall
not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business conducted under the corporate or trade name of Seller, Parent or Buyer (or any variation thereof) or any of their Affiliates (other than as an employee of Parent or one of its Affiliates) without the prior written consent of Parent; and

                                     (ii)    Seller and the Shareholders shall
hold in confidence all Confidential Information related to Seller, Parent or any of either of their Affiliates and shall not disclose, publish or make use of that Confidential Information without the prior written consent of Parent, except (i) any information or document required to be disclosed by law or (ii) information that becomes public knowledge through means other than an act of Seller or the Shareholders.

                           (e)      Non-Competition.

                                    (i)      Coverage. Seller and the
Shareholders hereby acknowledge that the Parent, either directly or indirectly through one or more of its Affiliates, conducts or will conduct Company Activities throughout the Protected Area, and acknowledges that to protect Parent's investment in the Purchased Assets and Parent's interest in the operation of each Person through which it will engage in Company Activities after the date of this Agreement, it is essential that any noncompete covenant with respect thereto cover all Company Activities in the Protected Area.

                                    (ii)     Covenant. During the applicable
Noncompete Period, neither Seller nor the Shareholders shall in any manner, directly or indirectly, engage in or have an equity or profit interest in, or render services to any business that conducts any Company Activities in the Protected Area. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prevent or prohibit the Shareholders from owning not more than 5% of a class of equity securities issued by any entity listed on any national securities exchange or interdealer quotation system.

                           (f)      Nonsolicitation of and Noninterference with
Employees, Customers and Vendors. During the applicable Nonsolicitation Period, neither Seller (or its Affiliates) nor the Shareholders shall, in any manner, directly or indirectly:

                                    (i)      solicit or attempt to solicit, any
         business from any customers of Parent or any of its Affiliates for purposes of engaging in any Company Activities in any Protected Area;

                                    (ii)     recruit or hire away or attempt to
         recruit or hire away, on its behalf or on behalf of any other Person, firm or corporation, any employee of Parent or any of its Affiliates; or

                                    (iii)    interfere with or otherwise attempt
         to affect Parent's relationship with any vendor or customer of Parent or any of its Affiliates.

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                           (g)      Acknowledgment. Seller, the Shareholders and
the Parent each acknowledge and agree that the covenants set forth in this
Section 9.12 and all subsections thereof are reasonable as to time, scope and territory given the Parent's need to protect its Trade Secrets, Confidential Information and its substantial investment in the Purchased Assets and the Company Activities and its customer base, particularly given the complexity and competitive nature of the Parent's and its Affiliate's business. Seller and each Shareholder further acknowledges that (a) it would be difficult to calculate damages to the Parent and its Affiliates from any breach of Seller's or any Shareholder's obligations under any subsection of this Section 9.12, (b) that injuries to the Parent and its Affiliates from any such breach would be irreparable and impossible to measure, and (c) that the remedy at law for any breach or threatened breach of Seller's or any Shareholder's obligations under any subsection of this Section 9.12 would therefore be an inadequate remedy, and accordingly, Parent shall, in addition to all other available remedies
(including without limitation seeking such damages as it can show it and its Affiliates have sustained by reason of such breach or the exercise of all other rights it has under this Agreement), be entitled to injunctive and other similar equitable remedies. Each Shareholder that accepts the Parent's offer of employment also acknowledges that the Shareholder will be subject to separate noncompete and nonsolicitation provisions during the term of his employment by the Parent or one of its Affiliates following the Closing Date.

                  SECTION 9.13 EXPENSES. Except as otherwise provided herein, Parent, Buyer, Seller and each Shareholder shall be responsible for their own expenses incurred in connection with the negotiations among the parties, and the preparation and execution of this Agreement and the transactions contemplated hereby, if the transactions contemplated by this Agreement are not consummated. If, however, the transactions contemplated by this Agreement are consummated, Parent shall be responsible for its own expenses, as well as those reasonable expenses incurred by Seller in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. If, however, either Seller or any Shareholder shall breach the terms and conditions of Section 9.3 above, Seller and the Shareholders shall jointly and severally be responsible for paying all reasonable fees and expenses incurred by Parent and its Affiliates in connection with the contemplated Transactions prior to the occurrence of any such breach. Additionally, notwithstanding any other provision of this Agreement to the contrary, if this Agreement is terminated for any reason other than a breach by Seller or a Shareholder of any term or condition of this Agreement, Parent and Buyer shall be responsible for any and all audit fees incurred by Seller on or before such date of termination.

                  SECTION 9.14 LIABILITY FOR TAXES. Seller and the Shareholders shall be jointly and severally liable for, and shall together, jointly and severally, indemnify and hold the Parent and Buyer harmless from, (a) all Taxes and Tax Liens that are imposed on (either before or after the Closing Date) or incurred with respect to the operation of Seller's business for any period ending on or before the Closing Date, (b) any Taxes payable as a result of a breach by Seller or any Shareholder of any of the representations set forth in
Article 5 hereof, and (c) any necessary and reasonable attorneys' fees or other costs incurred by Parent or its Affiliates in connection with any payment from Seller or any Shareholder under this Section 9.14. Parent, Buyer, Seller and each Shareholder agree to provide assistance to one another and to cooperate fully with one another after the Closing Date to account for all Taxes that may be imposed on or incurred with respect to the operations of the Business during any period prior to the Closing Date. Seller and/or the Shareholders shall pay directly all excise, sales, transfer, documentary, filing, recordation and other similar Taxes, levies, fees and charges, if any (including all bulk sales taxes and real estate transfer taxes and conveyance and recording fees, if any), that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated hereby. All obligations under this Section 9.14 shall survive the Closing Date hereunder and continue until 30 days following the expiration of the statute of limitations on assessment of the relevant Tax.

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                  SECTION 9.15 INTERCOMPANY TRANSACTIONS. Prior to the Closing
Date, all intercompany payables and receivables between Seller and each Shareholder and between Seller and any of its Affiliates that in any way is related to or otherwise affects Seller shall be released by Seller, each Shareholder or any Affiliate of either of them, as the case may be, and each Shareholder hereby releases any claims or other rights he may have in and to any of the Purchased Assets.

                  SECTION 9.16 EMPLOYEES. Buyer shall offer employment to all of Seller's existing employees on substantially the same terms as such employees had on the day immediately prior to Closing.

                  SECTION 9.17 INSURANCE. Seller will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Parent's cost, as Parent may request.

                  SECTION 9.18 SUPPLEMENTS TO SCHEDULES. Seller and each Shareholder agree that, with respect to the representations and warranties of Seller and each Shareholder contained in Article 5 hereof, Seller and the Shareholders shall have the continuing obligation until the Closing to supplement, modify or amend promptly the schedules to this Agreement with respect to (a) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in a schedule attached hereto (each a "New Matter") and (b) other matters which are not New Matters but should have been set forth or described in the schedules attached hereto as of the date hereof. Any such supplement, modification or amendment shall not qualify or cure any breach of any of Seller's or any Shareholder's representations or warranties for any purpose under this Agreement and shall be provided to Parent and Buyer solely for informational purposes. Before the Closing, Seller and the Shareholders will prepare and deliver to the Parent and Buyer a copy of the schedules attached hereto revised to reflect any supplement, modification or amendment to the schedules required pursuant to this Section 9.18.

                  SECTION 9.19 LOSS OR THREATENED LOSS OF CUSTOMER OR SUPPLIER. Prior to the Closing Date, Seller shall promptly notify the Parent and Buyer in the event of a loss or threatened loss of any material supplier, customer or affiliate of Seller, and shall cause employees of Seller to be made available to call upon such customer, supplier or affiliate, together with Parent to assist Parent in regaining or retaining such customer, supplier or affiliate.

                  SECTION 9.20 STOCK OPTIONS. Parent will make available for issuance to those employees of Seller that Buyer agrees to hire at Closing, an aggregate of 150,000 options to acquire shares of Parent Common Stock pursuant to Parent's Stock Option Plan. The options shall be allocated among those employees, other than a Shareholder, at the sole discretion of the Shareholders and shall have an exercise price of no less than the closing price of the Parent Common Stock on AMEX as of the date any such option is granted.

                  SECTION 9.21 RICHMOND, INDIANA LEASE. Buyer shall lease from Seller, Seller's 80,000 square foot facility in Richmond, IN pursuant to the terms of a Lease Agreement mutually acceptable to Buyer and Seller, which will provide for a term of 5 years that is subject to early termination by Buyer if the operations of the Business are relocated to another facility.

                  SECTION 9.22 NAME CHANGE. Seller shall execute and deliver an amendment to its Articles of Incorporation to change its name to a name other than Kesslers Sport Shop, Inc. or any variant thereof in acceptable form to be filed with the Indiana Secretary of State's office and any other jurisdiction where Seller is qualified to do business within 30 days following the Closing.

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                  SECTION 9.23 RIGHTS TO REFUNDS. If Seller, on the one hand, or
Buyer, on the other hand, receives a refund of any Taxes for which the other has paid such taxes, then the party receiving such refund shall, within 30 days after its receipt, remit it to the party who paid such taxes; provided, however, that this section shall not affect the liability of the parties for Taxes as set forth in Section 9.14 hereof.

                  SECTION 9.24 MAIL RECEIVED AFTER CLOSING. Following the Closing, Buyer may receive and open all mail addressed to Seller at any of the locations of Seller acquired hereunder, other than mail that is labeled personal and/or confidential, and to the extent that such mail and the contents thereof relate to the Business or the Purchased Assets, deal with the contents thereof in its good faith discretion. Buyer shall promptly notify Seller of (and provide Seller copies of the relevant portions of) any mail that obliges Seller to take any action or indicates that action may be taken against Seller. To the extent that such mail and the contents thereof do not relate to the Business or the Purchased Assets, such mail and the contents thereof shall be promptly forwarded to Seller at the address set forth in Section 14.4 below, or such other address as Buyer is advised of in writing by Seller.

                  SECTION 9.25 AIRPLANE LEASE. Buyer shall lease from Group Growth Services, Inc., a wholly-owned subsidiary of Seller, its airplane on terms mutually acceptable to Buyer and Seller.

                                   ARTICLE 10

                CONDITIONS TO THE OBLIGATIONS OF BUYER AND PARENT

         Each and every obligation of Buyer and Parent under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Buyer or Parent:

                  SECTION 10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of Seller and the Shareholders contained in
Article 5 and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, Seller or the Shareholders, to Buyer and Parent, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. Seller and the Shareholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The president of Seller shall have delivered to Buyer and Parent a certificate (which shall be addressed to Buyer, Parent and Parent's lender), dated the Closing Date, in the form designated Exhibit 10.1 hereto, certifying to the foregoing.

                  SECTION 10.2 CONSENTS AND APPROVALS. Buyer and Parent shall have obtained any and all consents, approvals, Orders, Permits or other authorizations required by all applicable Regulations, Orders and Contracts involving Seller or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement and the agreements contemplated hereby, the financing and consummation of the transactions contemplated herein and the conduct of the business of Seller in the same manner after the Closing Date as before the Closing Date.

                  SECTION 10.3 OPINION OF THE SHAREHOLDERS' AND THE SELLERS' COUNSEL. Buyer shall have received an opinion of Seller's and the Shareholders' counsel (which will be addressed to Buyer, Parent and Parent's lender), dated the Closing Date, in the form of Exhibit 10.3 hereto.

                  SECTION 10.4 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since the date of this Agreement. Buyer shall have received certificates (which shall be

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addressed to Buyer, Parent and Parent's lender), dated the Closing Date, of the president and chief financial officer of Seller, in the form of Exhibit 10.4 hereto, certifying to the foregoing.

                  SECTION 10.5 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

                  SECTION 10.6 ACCOUNTING MATTERS. Buyer shall have received a certificate, dated the Closing Date, of Seller's chief financial officer in form and substance satisfactory to Buyer and Parent, as to the accuracy of all of the Financial Statements and the unaudited balance sheet as of February 29, 2004, in the form of Exhibit 10.6 hereto.

                  SECTION 10.7 CONDITION OF ASSETS. The Purchased Assets and properties shall not have been damaged or destroyed, prior to the Closing Date, by fire or other casualty, whether or not fully covered by insurance, in an aggregate amount exceeding $100,000.

                  SECTION 10.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Parent and Buyer and their counsel, and Seller shall have made available to Buyer and Parent for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of Seller that Buyer and Parent may reasonably request in connection with said transaction.

                  SECTION 10.9 SECRETARY'S CERTIFICATE. Buyer and Parent shall have received a certificate, by the secretary of Seller, as to the charter and bylaws of Seller, the resolutions adopted by the directors and stockholders of Seller in connection with this Agreement, the incumbency of certain officers of Seller and the jurisdictions in which Seller is qualified to conduct business in the form of Exhibit 10.9 hereto.

                  SECTION 10.10 CERTIFICATES OF GOOD STANDING. At the Closing, Seller shall have delivered to Buyer and Parent certificates issued by the appropriate governmental Authorities evidencing the good standing, with respect to both the conduct of Business and the payment of all Taxes, of Seller as of a date not more than 15 days prior to the Closing Date as a corporation organized under the laws of the state and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in the schedules hereto.

                  SECTION 10.11 LEASES. Seller's leases shall not terminate, be subject to renegotiation or be limited or restricted in any way as a result of the transactions contemplated by this Agreement. Each of Seller's lessors of real property shall have executed a landlord estoppel letter in the form of
Exhibit 10.11 hereto.

                  SECTION 10.12 PHYSICAL INVENTORY. Seller shall have completed a physical of its inventory as of December 31, 2003 and Buyer and Parent shall be satisfied as to the accuracy of the Financial Statements with respect to such inventory.

                  SECTION 10.13 EMPLOYMENT AGREEMENTS. Messrs. Bob Dickman, Phil Dickman, Dan Dickman and Steve Carloni shall have each executed and delivered employment agreements substantially in the form of Exhibit 10.13 hereto providing for the continued employment of such Persons with Buyer.

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                  SECTION 10.14 TERMINATION OF AFFILIATE CONTRACTS. Seller shall have caused all Contracts between Seller, on the one hand, and the Shareholders and Affiliates of Seller, on the other hand, that in any way relate to or affect the Purchased Assets or Assumed Liabilities, to terminate at Closing without any further liability or obligation to Buyer.

                  SECTION 10.15 CREDITOR CONSENTS. The secured creditors of Seller shall have agreed in writing with Seller as to the amounts owed in order for such creditors to have been paid in full and to release all Liens in favor of such creditors on the Closing Date. Seller and its counsel shall cause such creditors to provide at Closing, upon payment in full of obligations to such creditors, such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by Buyer and Parent and Parent's lenders to release all Liens in favor of such creditors on the Closing Date.

                  SECTION 10.16 ESCROW AGREEMENT. Seller shall have executed the Escrow Agreement in substantially the form of Exhibit 3.2 hereto.

                  SECTION 10.17 OTHER DOCUMENTS. Seller shall have furnished Buyer and Parent with such other and further documents and certificates, including certificates of Seller's officers and others, as Buyer and Parent shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                  SECTION 10.18 DUE DILIGENCE. Buyer and Parent shall have completed their due diligence investigation of Seller, the Shareholders and the Business, the scope and results of which are satisfactory to Buyer and Parent.

                  SECTION 10.19 PROPRIETARY INFORMATION, NONSOLICITATION AND NONCOMPETE AGREEMENTS. At the Closing, the Parent, each Shareholder and Steve Carloni shall enter into a Proprietary Information, Nonsolicitation and Noncompete Agreement substantially in the form of Exhibit 10.20 attached hereto.

                  SECTION 10.20 NET BOOK VALUE OF THE PURCHASED ASSETS. The Net Book Value of the Purchased Assets (defined below) as of December 31, 2003 shall be at least $3,656,936.44 (the "Estimated Final Net Book Value of the Purchased Assets.") Seller's calculation of the Net Book Value of the Purchased Assets as of December 31, 2003, is attached hereto as Schedule 10.20 (the "Pre Closing Statement"). As used in this Agreement, the term "Net Book Value of the Purchased Assets" as of a given date shall mean the amount calculated by subtracting the Assumed Liabilities from the Purchased Assets; provided, however, that for the purpose of calculating the Net Book Value of the Purchased Assets on any given date, the amount of bad debt reserves to be used in such calculation shall be in the same proportion to the amount of accounts receivable reflected on the Pre-Closing Statement, unless there has been a Material Adverse Change in the composition of the aging of the accounts receivable since the date of the Pre-Closing Statement and otherwise consistent with Schedule 10.20. Further, for the purpose of calculating the Net Book Value of the Purchased Assets on any given date, the line item for "Distribution Payable" shall not exceed $340,492.33.

                  SECTION 10.21 PURCHASE PRICE ALLOCATION. Seller and Buyer shall have agreed to a purchase price allocation for the Purchased Assets pursuant to the terms of Section 3.4 of this Agreement.

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                                   ARTICLE 11

            CONDITIONS TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS

         Each and every obligation of Seller and the Shareholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Seller and the
Shareholders:

                  SECTION 11.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of Buyer and Parent contained in Article 6 and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, Buyer or Parent to Seller or the Shareholders shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. Buyer and Parent shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. The president of Buyer and Parent shall have delivered to the Sellers a certificate, dated the Closing Date, in the form designated Exhibit
11.1 hereto, certifying to the foregoing.

                  SECTION 11.2 CONSENTS AND APPROVALS. Buyer and Parent shall have obtained any and all consents, approvals, Orders, Permits or other authorizations required by all applicable Regulations or Orders involving the Purchaser, with respect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 11.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

                  SECTION 11.4 SECRETARY'S CERTIFICATE. Seller shall have received a certificate, by the secretary of each of Buyer and Parent, dated the Closing Date, as to the charter and bylaws of Buyer and Parent, the resolutions adopted by the directors of Buyer and Parent in connection with this Agreement, the incumbency of certain officers of Buyer and Parent and the jurisdictions in which Buyer and Parent are qualified to conduct business in the form of Exhibit
11.4 hereto.

                  SECTION 11.5 EMPLOYMENT AGREEMENTS. Buyer shall have executed employment agreements with Messrs. Bob Dickman, Phil Dickman, Dan Dickman and Steve Carloni in substantially the form of Exhibit 10.13 hereto providing for the continued employment of such Persons with Buyer.

                  SECTION 11.6 ESCROW AGREEMENT. Buyer shall have executed the Escrow Agreement in substantially the form of Exhibit 3.2 hereto.

                  SECTION 11.7 PROPRIETARY INFORMATION, NONSOLICITATION AND NONCOMPETE AGREEMENTS. Buyer shall have entered into a Proprietary Information, Nonsolicitation and Noncompete Agreement with Messrs. Bob Dickman, Phil Dickman, Dan Dickman and Steve Carloni in substantially the form of Exhibit 10.20 attached hereto.

                  SECTION 11.8 NO PARENT MATERIAL ADVERSE CHANGE. There shall have been no Parent Material Adverse Change since the date of this Agreement. Seller shall have received certificates (which shall be addressed to Seller and each Shareholder), dated the Closing Date, of the president and chief financial officer of Parent, in the form of Exhibit 11.8 hereto, certifying to the foregoing.

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                  SECTION 11.9 AIRPLANE LEASE. Buyer shall lease from Group
Growth Services, Inc., a wholly-owned subsidiary of Seller, its airplane on terms mutually acceptable to Buyer and Seller.

                  SECTION 11.10 OPINION OF PARENT'S AND BUYER'S COUNSEL. Seller shall have received an opinion of Buyer's and Parent's counsel (which will be addressed to Seller and each Shareholder), dated the Closing Date, in the form of Exhibit 11.10 hereto.

                  SECTION 11.11 DUE DILIGENCE. Seller and the Shareholders shall have completed a due diligence investigation of Buyer and Parent, the scope and results of which are satisfactory to Seller and the Shareholders.

                                   ARTICLE 12

                           TERMINATION AND ABANDONMENT

                  SECTION 12.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                           (a)      by mutual consent of Buyer and Seller;

                           (b)      subject to the terms of Section 4.2 of this
Agreement, by Buyer or Seller if this Agreement is not consummated on or before March 31, 2004; provided that if any party has breached or defaulted with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 12.1(b), and each other party to this Agreement may at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable Regulation;

                           (c)      by Buyer if as of the Closing Date any of
the conditions specified in Article 10 hereof have not been satisfied or if Seller or any Shareholder is otherwise in default under this Agreement or if at any time prior to the Closing Date it becomes apparent to Buyer that Seller or the Shareholders will be unable to satisfy one or more of the representations and warranties in Article 5 or one or more of the covenants or other agreements herein;

                           (d)      by Seller if as of the Closing Date any of
the conditions specified in Article 11 hereof have not been satisfied or if Buyer or Parent is otherwise in default under this Agreement; or

                           (e)      by Buyer if it does not accept, or is not
deemed to have accepted, Seller's supplemented, modified or amended schedules pursuant to Section 9.18. If Buyer rejects Seller's supplemented, modified or amended schedules, this Agreement shall automatically terminate and be null and void, without any further action on the part of any party.

                  SECTION 12.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 12.1 hereof, and subject to the proviso contained in Section 12.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                           (a)      each party shall either destroy or redeliver
all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

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                           (b)      other than as provided in Section 14.13 no
non breaching party hereto shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE 13

                                 INDEMNIFICATION

                  SECTION 13.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto as follows: (a) the representations and warranties in Section 5.11 (Tax Matters), Section 5.13 (ERISA and Related Matters), Section
5.14 (Intellectual Property), and Section 5.17 (Environmental) and their related schedules and the covenants contained in this Agreement shall survive until 60 days after the date as of which the applicable statutes of limitations with respect to such matters expire (after giving effect to any extensions or waivers thereof); (b) the representations and warranties in Section 5.1 (Organization and Qualification), Section 5.2 (Authorization) and Section 5.9 (Title and Related Matters) and their related schedules shall survive indefinitely and not terminate; and (c) all other representations and warranties in this Agreement and their related schedules or in any of the written statements, certificates or other items prepared and delivered hereunder or to induce the consummation of any of the transactions contemplated hereby, shall terminate on June 30, 2005; provided that the representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to herein shall survive with respect to such Claim until the final disposition thereof. Except as set forth in Section 13.2(c), the representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement.

                  SECTION 13.2      LIMITATIONS.

                           (a)      Neither Seller (which for purposes of this
Section 13.2(a) includes the Shareholders) nor Buyer (which for purposes of this
Section 13.2(a) includes the Parent) shall be required to indemnify the other party under Sections 13.3(a), 13.3(c), but only to the extent related to 13.3(a), 13.4(a) and 13.4(b), but only to the extent related to 13.4(a) (other than Sections 5.1, 5.2, 5.9, 5.11, 5.13, 5.14, 5.17, and 5.22 or for knowing or intentional misrepresentations or breaches of covenants and agreements) until the indemnifiable damages, individually or in the aggregate, exceed $300,000 (the "Hurdle Amount"), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise in excess of the Hurdle Amount; and provided that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Amount, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such damages in excess of the Hurdle Amount.

                           (b)      Absent fraud, after the Closing neither
Seller (which for purposes of this Section 13.2(b) includes the Shareholders) nor Buyer (which for purposes of this Section 13.2(b) includes the Parent) shall be required to indemnify the other party under Sections 13.3(a), 13.3(c), but only to the extent related to 13.3(a), 13.4(a) and 13.4(b), but only to the extent related to 14.4(a) (other than Sections 5.1, 5.2, 5.9, 5.11, 5.13, 5.14,
5.17, and 5.22 or for knowing or intentional misrepresentations or

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breaches of covenants and agreements) for any amount of indemnifiable damages in excess of one-half of the Purchase Price; provided, however, that on an individual basis, no Shareholder's individual liability for any such breaches shall exceed one-half of such Shareholder's pro-rata share of the Purchase Price based on each such Shareholders percentage ownership interest in Seller.

                           (c)      Notwithstanding any other provision of this
Agreement to the contrary, if the transactions contemplated by this Agreement are consummated, neither Seller and the Shareholders, on the one hand, nor Parent and Buyer, on the other hand, shall be entitled to indemnification from the other party under Sections 13.3(a), 13.3(c), but only to the extent related to 13.3(a), 13.4(a) and 13.4(b), but only to the extent related to 13.4(a), or any remedy of any kind whatsoever, after taking into account any supplement, modification or amendment to any of the schedules that are delivered to Buyer or Parent by Seller or any Shareholder pursuant to Section 9.18 of this Agreement to the extent any such supplement, modification or amendment is accepted by Buyer or Parent after the date hereof.

                  SECTION 13.3 INDEMNIFICATION BY SELLER AND THE SHAREHOLDERS. Subject to Sections 13.1 and 13.2, Seller and each Shareholder agree to, and shall, jointly and severally, indemnify Buyer and Parent and their respective officers, directors, employees, stockholders, representatives and agents and hold each of them harmless against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any of the following:

                           (a)      Any misrepresentation, breach of warranty,
or non-fulfillment of any obligation on the part of Seller or the Shareholders under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument delivered by Seller or the Shareholders hereunder;

                           (b)      All liability of Seller or the Shareholders
for Taxes that accrue on or prior to the Closing Date and any Tax liability of Seller or the Shareholders arising in connection with the transactions contemplated hereby and any Tax liability as a result of a Taxing Authority taking the position that any former or current subcontractor of Seller should have been, at any time prior to the Closing Date, treated as an employee of Seller), but excluding any Taxes for which there is an adequate accrual and reserve on the Final Closing Statement. Any Taxes, penalties or interest attributable to the operations of Seller payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                           (c)      All demands, assessments, judgments, costs
and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing; and

                           (d)      For purposes of determining whether Seller
or any Shareholder shall be liable to Buyer, Parent or any of their respective officers, directors, employees, stockholders, representatives or agents under
Section 13.3(a) above, all Material Adverse Effect and Material Adverse Change exceptions and qualifications set forth in any representation or warranty contained in this Agreement shall be disregarded.

                  SECTION 13.4 INDEMNIFICATION BY BUYER AND PARENT. Subject to Sections 13.1 and 13.2, Buyer and Parent agree to, and shall, jointly and severally, indemnify Seller and the Shareholders and their respective officers, directors, employees, representatives and agents and hold each of them harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment,

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cost or expense (including the reasonable fees and expenses of counsel)
resulting from, or in respect of, any of the following:

                           (a)      Any misrepresentation, breach of warranty or
non-fulfillment of any obligation on the part of Buyer or Parent under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument delivered by Buyer or Parent hereunder;

                           (b)      All demands, assessments, judgments, costs
and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing; and

                           (c)      For purposes of determining whether Parent
or Buyer shall be liable to Seller or any Shareholder under Section 13.4(a) above, all Parent Material Adverse Effect and Parent Material Adverse Change exceptions and qualifications set forth in any representation or warranty contained in this Agreement shall be disregarded.

                  SECTION 13.5      THIRD-PARTY CLAIMS.

                           (a)      The following procedures shall be applicable
with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (i) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to (i) participate in the defense of such action with counsel of reputable standing and (ii) assume the defense of such action by agreeing to assume such defense within 10 days of transmittal of the notice of the Claim by the Indemnitee, in writing unless such Claim (A) may result in criminal proceedings, injunctions or other equitable remedies in respect of the Indemnitee or its business; (B) may result in liabilities which, taken with other then existing Claims under this Article 13, would not be fully indemnified hereunder; (C) may have a material adverse effect on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee);
(D) is for an alleged amount of less than $25,000; or (E) upon petition by the Indemnitee, if an appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim, in which events the Indemnitee shall assume the defense.

                           (b)      The Indemnitor and the Indemnitee shall
cooperate in the defense of any third party Claims. In the event that the Indemnitor assumes or participates in the defense of such third party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such third party Claim in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article 13. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an

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unconditional term thereof the giving by the claimant or plaintiff to such
Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnitee shall have the full right to defend such Claim.

                           (c)      Prior to paying or settling any Claim
against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld; provided however, that no written approval is required from the Indemnitor as to any third party Claim (i) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) that settles liabilities, or portions thereof, that are not subject to indemnification hereunder; or (iii) is for an amount of less than $25,000.

                           (d)      An Indemnitee shall have the right to employ
its own counsel in any case and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (ii) the Indemnitor shall not have employed counsel in the defense of such Claim after 10 days notice; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

                  SECTION 13.6 SECURITY FOR THE INDEMNIFICATION OBLIGATION.

                           (a)      Seller hereby agrees that, subject to the
following provisions of this Section 13.6, any Claims for indemnification by Buyer or Parent against Seller or any Shareholder (or any of them) hereunder may be satisfied by Buyer or Parent, as the case may be, by recourse against the Escrow Stock pursuant to the terms of the Escrow Agreement. All payments for indemnifiable damages made pursuant to this Article 13 (including the cancellation of any Escrow Shares) shall be treated as adjustments to the Purchase Price. If the Escrow Stock is insufficient to set off any Claim for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such Claim), then Buyer and Parent may take any action or exercise any remedy available to it against Seller or the Shareholders by appropriate legal proceedings to collect such indemnifiable damages. To the extent the Escrow Stock is sufficient in value to cover the claimed amount of all of Buyer's or Parent's indemnification Claims, then Buyer and Parent agree to first seek indemnification against the Escrow Stock prior to seeking redress against any of the Seller's or any Shareholder's other assets.

                           (b)      Each Indemnitor shall pay the
indemnification amount claimed by the Indemnitee in immediately available funds promptly within 10 days after the Indemnitee provides the Indemnitor with written notice of a Claim hereunder unless the Indemnitor in good faith disputes such Claim. If the Indemnitor disputes such Claim in good faith, then after the resolution of such dispute, the amount finally determined to be due shall be paid by the Indemnitor to the Indemnitee in immediately available funds within 10 days of such dispute resolution. In the event the Indemnitor fails to pay the Indemnitee the amount of such indemnification Claim within such 10 day period the Indemnitor shall pay the Indemnitee interest on the amount of such indemnification Claim at a rate of 10% per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full. If any Indemnitor fails to comply with its obligations to make cash payments to an Indemnitee in an aggregate amount sufficient to reimburse the Indemnitee for all losses

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resulting from an indemnified Claim, the Indemnitee may pursue any and all rights and remedies against the Indemnitor available in law or in equity, subject only to the limitations set forth in Section 13.2 above.

                           (c)      In addition to any other legends required by
Parent, certificates representing the Escrow Shares that are issued to Seller as of the Closing Date as contemplated hereby shall bear a legend in substantially the following form:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE A PORTION OF THE PURCHASE PRICE AS DEFINED IN THE ASSET PURCHASE AGREEMENT, DATED AS OF FEBRUARY __, 2004, BY AND AMONG KESSLERS SPORT SHOP, INC. ("COMPANY"), BOO ACQUISITION CORP., AND COLLEGIATE PACIFIC INC. ("PARENT") AND THE STOCKHOLDERS OF THE COMPANY (THE "AGREEMENT") AND ARE SUBJECT TO RETURN TO THE PARENT UNDER CERTAIN CIRCUMSTANCES PURSUANT TO THE TERMS SET FORTH IN AN ESCROW AGREEMENT, DATED AS OF MARCH __, 2004, BY AND BETWEEN BOO ACQUISITION CORP. AND COMPANY (THE "ESCROW AGREEMENT"). SUCH PROVISIONS SHALL CONTINUE TO APPLY TO ANY HOLDER OR TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH ESCROW AGREEMENT SHALL BE FURNISHED BY THE PARENT TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         The certificates representing the Escrow Shares shall bear such legend, notwithstanding any transfer thereof, until such time as set forth in the Escrow Agreement and Parent shall deliver to such holder new securities representing such securities and not bearing such legend at any time after the Escrow Shares are no longer subject to the Escrow Agreement.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

                  SECTION 14.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein. No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

                  SECTION 14.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to be effective.

                  SECTION 14.3 CERTAIN DEFINITIONS.

                  "24/7" shall have the meaning set forth in Section 5.14(j).

                  "2003 Parent Balance Sheet" shall have the meaning set forth in Section 6.3.

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                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person; (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities; (c) any Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person; (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs; (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of its affairs by such Person; (f) any director, officer, partner or individual holding a similar position in respect of such Person; or (g) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including without limitation, any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.1.

                  "Authority" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "Business Day" shall have the meaning set forth in Section
4.1.

                  "Business Continuity Plan" shall have the meaning set forth in
Section 5.31(a).

                  "Buyer" shall have the meaning set forth in the preamble.

                  "CERCLA" means Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Regulations thereunder.

                  "CERCLIS" means Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "Claim" means any action, suit, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning set forth in Section 4.1.

                  "Closing Date" shall have the meaning set forth in Section
4.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

                  "Company Activities" shall have the meaning set forth in
Section 9.12(a).

                  "Confidential Information" shall have the meaning set forth in
Section 9.12(a).

                  "Contract" means any agreement, contract, commitment, instrument, document, certificate or other binding arrangement or understanding, whether written or oral.

                   "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

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                  "Disputed Matters" shall have the meaning set forth in Section
3.3(b).

                  "Effective Time" shall have the meaning set forth in Section 9.8.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 5.13(a).

                  "Environmental Law" shall mean any applicable Regulation, Order, settlement agreement or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or Hazardous Substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any Hazardous Substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, including but not limited to CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called "Superlien" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local Regulations.

                  "Environmental Permit" shall mean Permits required by any Environmental Law and necessary or desirable for the Business.

                  "ERISA" shall have the meaning set forth in Section 5.13.

                  "Escrow Agreement" shall have the meaning set forth in Section 3.2(b).

                  "Escrow Stock" shall have the meaning set forth in Section 3.2(b).

                  "Estimated Final Net Book Value of the Purchased Assets" shall have the meaning set forth in Section 10.20.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" shall have the meaning as set forth in
Section 1.2.

                  "Final Net Book Value of the Purchased Assets" shall have the meaning set forth in Section 3.2(c).

                  "Financial Statements" shall have the meaning as set forth in
Section 5.4.

                  "Financial Statement Date" shall have the meaning as set forth in Section 5.4.

                  "GAAP" means U.S. generally accepted accounting principles, consistently applied, as in existence at the date hereof.

                  "Government Contract" means any bid, quotation, proposal, Contract, work authorization, lease, commitment or sale or purchase order of Seller that is with the United States government, any Authority or Government Entity, including, without limitation, all Contracts and work authorizations to supply goods and services to the United States government or any state, local or foreign Authority.

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                  "Government Entity" shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission, board, bureau, or other Authority or instrumentality, domestic or foreign.

                  "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Hazardous Substances" shall include any toxic or hazardous substance, material, or waste, any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, ura formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, any chemicals, materials or substances defined or included in the definition of "hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any governmental Authority and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products or by-products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Law.

                  "Holdback Amount" shall have the meaning set forth in Section 3.2(a).

                  "Hurdle Rate" shall have the meaning set forth in Section 13.2(a).

                  "Indebtedness" with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include:
(i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due); (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (iii) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (iv) capitalized lease obligations; and (v) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within 60 days of their due date and are not being contested; (c) annual employee bonus obligations that are not accrued on the Financial Statements; and (d) retroactive insurance premium obligations.

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                  "Indemnitee" shall have the meaning set forth in Section 13.5.

                  "Indemnitor" shall have the meaning set forth in Section 13.5.

                  "Independent Accountants" shall have the meaning set forth in
Section 3.3(b).

                  "Independent Accountants' Final Net Book Value Determination" shall have the meaning set forth in Section 3.3(b).

                  "Intellectual Property" means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators ("URLs"), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

                  "Investment" shall mean (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, Options, securities or ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

                  "Knowledge" of any Person means actual knowledge with respect to a particular fact or matter in question and all knowledge which would have been obtained by reasonable inquiry by such Person; provided that Seller will be deemed to have "Knowledge" of a particular fact or matter if Seller or any of its Subsidiaries or any of their officers, Mr. Steve Carloni or members of the Board of Directors or similar governing body has or had knowledge of such fact or matter.

                  "Lien" means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

                  "Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

                  "Material Adverse Effect" means any circumstance, state of facts or matters, changes, developments or effects (A) that would or could reasonably be expected to have a material adverse effect in respect of the Business or Seller's properties, assets, prospects, results of operations, plans, strategies or condition (financial or otherwise) of Seller, taken as a whole, or (ii) that adversely effects the ability of Seller or the Shareholders to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays the ability of Seller or the Shareholders to effect the Closing.

                  "Minimum Resale Price" shall have the meaning set forth in
Section 9.9(b).

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                  "Net Book Value of the Purchased Assets" shall have the
meaning set forth in Section 10.20.

                  "New Matter" shall have the meaning set forth in Section 9.18.

                  "Noncompete Period" shall have the meaning set forth in
Section 9.12(a).

                  "Nonsolicitation Period" shall have the meaning set forth in
Section 9.12(a).

                  "Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of Seller which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

                  "Option" means any subscription, option, warrant, right, security, Contract, commitment, understanding, stock appreciation right, phantom stock option, profit participation or arrangement by which (a) with respect Seller, Seller is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of Seller or rights pursuant to which any Person has a right to purchase shares of Seller's capital stock or an interest in the equity or equity appreciation of Seller or (b) with respect to a Seller, the Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of Seller's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of Seller's capital stock from Seller.

                  "Order" means any writ, decree, order, judgment, injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

                  "Other Filings" shall have the meaning set forth in Section
9.8.

                  "Parent" shall have the meaning set forth in the preamble.

                  "Parent Common Stock" shall have the meaning set forth in
Section 3.1.

                  "Parent Material Adverse Change" means any developments or changes which would have a Parent Material Adverse Effect.

                  "Parent Material Adverse Effect" means any circumstance, state of facts or matters, changes, developments or effects (A) that would or could reasonably be expected to have a material adverse effect in respect of the business of Parent, or Parent's properties, assets, prospects, results of operations, plans, strategies or condition (financial or otherwise) of Parent, taken as a whole, or (B) that adversely effects the ability of Parent to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays the ability of Parent to effect the Closing.

                  "Parent Preferred Stock" shall have the meaning set forth in
Section 6.2.

                  "Parent SEC Reports" shall have the meaning set forth in
Section 6.5.

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                  "Parent Subsidiary" any Person in which Parent has (a) an
Investment; (b) advanced funds or provided financial accommodations to which, in each case, is secured by an Investment in; or (c) has an Option to acquire an Investment in such Person.

                  "Payment Due Date" shall have the meaning set forth in Section 3.3(c).

                  "Permits" means all permits, licenses, registrations, certificates, Orders, qualifications or approvals required by any Authority.

                  "Permitted Liens" means (a) statutory Liens not yet delinquent and immaterial in amount; (b) such imperfections or irregularities of title or Liens as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets; (c) Liens reflected in the Financial Statements or the notes thereto; (d) the rights of customers of Seller with respect to inventory or work in progress under purchase orders or Contracts entered into by Seller in the ordinary course of business; (e) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue and immaterial in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; and (f) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade Contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business and immaterial in amount.

                  "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

                  "Policies" means all Contracts that insure (a) Seller's or any of its Subsidiaries, properties, plant and equipment for loss or damage; and (b) Seller or any of its Subsidiaries or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

                  "Pre-Closing Statement" shall have the meaning set forth in
Section 10.20.

                  "Price Guarantee" shall have the meaning set forth in Section 9.9(c).

                  "Prime Rate" shall have the meaning set forth in Section
3.3(c).

                  "Projections" shall have the meaning set forth in Section
5.27.

                  "Proposed Closing Statement" shall have the meaning set forth in Section 3.3.

                  "Protected Area" shall have the meaning set forth in Section 9.12(a).

                  "Purchased Assets" shall have the meaning set forth in Section 1.1.

                  "Purchase Payment" shall have the meaning set forth in Section 3.2.

                  "Purchase Price" shall have the meaning set forth in Section 3.1.

                  "Purchase Price Adjustment" shall have the meaning set forth in Section 3.2(c).

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                  "Purchase Price Adjustment Cap" shall have the meaning set forth in Section 3.2(c).

                  "Recalls" means product recall, rework or post-sale warning or similar action.

                  "Registration Statement" shall have the meaning set forth in
Section 9.8.

                  "Regulation" means any rule, law, code, statute, regulation, ordinance, requirement, announcement, policy, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

                  "Repurchase Price" shall have the meaning set forth in Section 9.9(c).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" shall have the meaning set forth in the preamble.

                  "Seller Intellectual Property" shall mean all Intellectual Property owned by Seller or used in connection with the Business and/or any of its Subsidiaries.

                  "Server" shall have the meaning set forth in Section 5.14.

                  "Sell-Off Period" shall have the meaning set forth in Section 9.9(b).

                  "Shareholders" shall have the meaning set forth in the preamble.

                  "Subsidiary" any Person in which Seller has (a) an Investment;
(b) advanced funds or provided financial accommodations to which, in each case, is secured by an Investment in; or (c) has an Option to acquire an Investment in such Person.

                  "Systems" shall have the meaning set forth in Section 5.31(b).

                  "Tangible Property" shall have the meaning set forth in
Section 5.30.

                  "Tax Returns" means federal, state, foreign and local Tax reports, returns, information returns and other documents.

                  "Taxes" means including without limitation income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties).

                  "Taxing Authorities" means Internal Revenue Service and any other Federal, state, or local Authority which has the right to impose Taxes on the Corporation or the Sellers.

                  "Trade Secrets" shall have the meaning set forth in Section 9.12(a).

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable Regulation, Order governing underground storage tanks.

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                  "VEBAs" shall have the meaning set forth in Section 5.13(a).

                  SECTION 14.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) 1 Business Day after being delivered by hand,
(b) 5 Business Days after being mailed first class or certified with postage paid or (c) upon receipt if couriered by overnight receipted courier service or
(d) when the party receiving a telecopy shall have confirmed receipt of the communication:

                           (a)      If to Seller or the Shareholders, to:
                                    Kesslers Sport Shop, Inc.
                                    930 E. Main St.
                                    Richmond, IN  47374
                                    Attention: Mr. Bob Dickman
                                           Mr. Phil Dickman
                                           Mr. Dan Dickman
                                    Telephone: (765) 935-2595
                                    Facsimile: (765) 935-1866
                                    Email: bobd@kesslersteamsports.com

                  with a copy to:
                  (which shall not constitute notice to Seller or the Shareholders)

                                    Ice Miller
                                    One American Square, Box 82001
                                    Indianapolis, IN  46282
                                    Attention: Kyle J. Hupfer
                                    Telephone: (317) 236-2263
                                    Facsimile: (317) 592-4694
                                    Email: hupfer@icemiller.com

                                    or to such other Person or address as Seller
or the Shareholders shall furnish by notice to Buyer and Parent in writing.

                           (b )     If to Buyer or Parent, to:
                                    Collegiate Pacific Inc.
                                    13950 Senlac Drive
                                    Suite 100
                                    Dallas, TX 75234
                         Attention: Mr. Michael J. Blumenfeld
                                    Telephone: (972) 439-5500
                                    Facsimile: (972) 439-5525
                                    Email: blumy33@aol.com

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                  with a copy to:
                  (which shall not constitute notice to the Purchaser)

                                    Sayles, Lidji & Werbner
                                    4400 Renaissance Tower
                                    1201 Elm Street
                                    Dallas, Texas 75270
                                    Attention: Michael R. Dorey
                                    Telephone: (214) 939-8707
                                    Facsimile: (214) 939-8787
                                    Email: mdorey@slw.com

                                    or to such other Person or address as the
Purchaser shall furnish by notice to the Corporation in writing.

                           (c)      After any notice is made hereunder, the
party taking such action will use its best efforts to deliver a copy of such notice to the e-mail address of the intended recipients as soon as practical but in no event later than twelve (12) hours after such action has been taken

                  SECTION 14.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer or Parent may, without the prior approval of Seller or the Shareholders, grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

                  SECTION 14.6 GOVERNING LAW. The Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect and performance.

                  SECTION 14.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt. If this Agreement is executed by Buyer, Parent, Seller and one or more Shareholders, it shall be deemed to be a valid Contract as between and among such signatories notwithstanding that other Shareholders may be named herein. The Shareholders subsequently executing this Agreement shall become parties hereto as and when their executed signature pages are delivered to Buyer and Parent.

                  SECTION 14.8 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 14.9 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto and the Contracts, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior Contracts, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no Contracts, representations, warranties, promises,

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covenants, arrangements or understandings between the parties with respect to the transactions contemplated hereby, other than those expressly set forth or referred to herein.

                  SECTION 14.10 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement or a failure by a party to perform in accordance with the specific terms herein, the aggrieved party or parties may be damaged irreparably and without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision without the requirement of a posting of a bond, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

                  SECTION 14.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  SECTION 14.12 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Regulations, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 14.13 EXPENSES. Buyer and Parent shall bear their own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. Subject to Section 9.13, Seller and each Shareholder shall bear their own respective expenses, including without limitation, brokerage or investment banking, accounting and legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorney's fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled.

                  SECTION 14.14 NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall be construed to give any person, other than the parties of such permitted successors and assigns, any legal or equitable rights hereunder.

                  SECTION 14.15 SCHEDULES. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representation or warranties made in this

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Agreement unless the substance of such exception is disclosed as provided herein on each such applicable schedule or a specific cross reference to a disclosure on another schedule is made. All schedules and exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                  SECTION 14.16 NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  SECTION 14.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                  SECTION 14.18 CONSENT TO JURISDICTION; SERVICE OF PROCESS. SELLER, EACH SUBSIDIARY AND EACH OF THE SHAREHOLDERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED BY SUCH COURTS.

                    ***Remainder Intentionally Left Blank***

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                           COLLEGIATE PACIFIC INC.

                           By: /s/ MICHAEL J. BLUMENFELD
                               -----------------------------------------------
                               Michael J. Blumenfeld, Chief Executive Officer

                           KESSLERS SPORT SHOP, INC.

                           By: /s/ BOB DICKMAN
                               -----------------------------------------------
                               Bob Dickman, President

                           BOO ACQUISITION CORP.

                           By: /s/ MICHAEL J. BLUMENFELD
                               -----------------------------------------------
                               Michael J. Blumenfeld, Chief Executive Officer

                           THE SHAREHOLDERS:

                           /s/ BOB DICKMAN
                           -----------------------------------------------
                           Bob Dickman

                           /s/ PHIL DICKMAN
                           -----------------------------------------------
                           Phil Dickman

                           /s/ DAN DICKMAN
                           -----------------------------------------------
                           Dan Dickman

                           /s/ FLOYD DICKMAN
                           -----------------------------------------------
                           Floyd Dickman

                  [Signature page to Asset Purchase Agreement]